                                                                   EXHIBIT 10.23




                                     SECOND
                              AMENDED AND RESTATED
                                CREDIT AGREEMENT


                                     between


                        COMPUTER LEARNING CENTERS, INC.,



                                       and

                           FIRST UNION NATIONAL BANK,
                           as successor-by-merger to
                             CORESTATES BANK, N.A.

                                TABLE OF CONTENTS

                                                                                    PAGE
                                                                                    ----
SECTION 1. CONSTRUCTION AND DEFINITIONS                                              2
       1.1         Defined Terms                                                     2
       1.2         Other Definitional Provisions                                     14
SECTION 2. AMOUNT AND TERMS OF LOAN COMMITMENTS                                      15
       2.1         Revolving Credit Commitment                                       15
       2.2         Revolving Credit Note                                             16
       2.3         Procedure for Revolving Credit Borrowing                          16
       2.4         Facility Fee                                                      17
       2.5         Default Fees                                                      17
       2.6         Payment at Revolving Credit Termination Date                      17
       2.7         Conversion of Revolving Credit Loans to Convertible Term
                   Loans                                                             17
       2.8         Convertible Term Loan Units                                       17
       2.9         Convertible Term Loan Note                                        18
       2.10        Principal Prepayments                                             18
       2.11        Interest Rate Conversion Options; Minimum Amount of Loans         18
       2.12        Number and Amounts of Eurodollar Tranches                         18
       2.13        Interest Rates and Payment Dates                                  18
       2.14        Computation of Interest and Fees                                  19
       2.15        Inability to Determine Interest Rate                              19
       2.16        Payments                                                          19
       2.17        Illegality                                                        19
       2.18        Requirements of Law                                               20
       2.19        Taxes                                                             21
       2.20        Indemnity                                                         21
       2.21        Certain Calculations                                              21
SECTION 3. LETTERS OF CREDIT                                                         21
       3.1         Letter of Credit Commitment                                       21
       3.2         Procedure for Issuance and Renewal of Letters of Credit           22
       3.3         Reimbursement of the Lender                                       22
       3.4         Commissions, Fees and Charges                                     23
       3.5         Interest on Amounts Disbursed under Letters of Credit             23
       3.6         Computation of Interest and Fees; Payment not on Business
                   Days                                                              23
       3.7         Increased Costs                                                   23
       3.8         Nature of Obligations and Indemnities                             24
       3.9         Inconsistency in Documents                                        26
       3.10        Cash Collateral for Letters of Credit                             26
SECTION 4. REPRESENTATIONS AND WARRANTIES                                            26
       4.1         Financial Condition                                               26
       4.2         No Change                                                         27
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
       4.3         Organization and Good Standing; Compliance with Law               27
       4.4         Authorization; Enforceable Obligations                            27
       4.5         No Legal Bar                                                      28
       4.6         No Material Litigation; Labor Matters                             28
       4.7         No Default                                                        28
       4.8         Ownership of Property; Liens                                      29
       4.9         Business Premises                                                 29
       4.10        Subsidiaries                                                      29
       4.11        Environmental                                                     29
       4.12        Solvency                                                          30
       4.13        Taxes                                                             30
       4.14        Federal Regulations                                               30
       4.15        Employee Matters                                                  30
       4.16        Investment Company Act; Other Regulations                         33
       4.17        Accuracy and Completeness of Information                          33
       4.18        Purpose of Loans                                                  33
       4.19        CLCQ and Delta College                                            33
       4.20        No Intent to File Bankruptcy                                      35
SECTION 5. CONDITIONS PRECEDENT                                                      35
       5.1         Conditions to Initial Extensions of Credit                        35
                   (a)         Credit Documents                                      36
                   (b)         Borrowing Certificate                                 36
                   (c)         Borrower Proceedings                                  36
                   (d)         Borrower Incumbency Certificate                       36
                   (e)         Filings, Registrations and Recordings                 36
                   (f)         Other Documents                                       36
                   (g)         Payment of Expenses                                   36
       5.2         Conditions to Each Loan                                           37
                   (a)         Representations and Warranties                        37
                   (b)         No Default                                            37
                   (c)         No Material Litigation                                37
                   (d)         No Material Adverse Changes                           37
                   (e)         Additional Matters                                    37
       5.3         Post-Closing Requirements                                         37
                   (a)         Landlord Waivers                                      37
                   (b)         Bank Notice Letters                                   38
                   (c)         Board of Director Approval                            38
SECTION 6. AFFIRMATIVE COVENANTS                                                     38
       6.1         Financial Information                                             38
       6.2         Payment of Obligations                                            40
       6.3         Conduct of Business and Maintenance of Existence                  40
       6.4         Maintenance of Property; Insurance                                41
       6.5         Inspection of Property and Books and Records                      41
       6.6         Notices                                                           41
       6.7         Government Regulations                                            42
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
       6.8         Employee Benefit Plans                                            42
       6.9         Environmental                                                     42
       6.10        Perfection of Security Interest                                   44
       6.11        Year 2000 Compatibility                                           44
       6.12        Primary Bank Accounts                                             44
       6.13        Weekly Cash Flow Projections                                      44
       6.14        Delivery of Original Retail Installment
                   Contracts                                                         44
       6.15        Business Consultant                                               45
       6.16        Business Plan                                                     45
       6.17        Tax Refunds                                                       45
       6.18        Borrowing Base                                                    45
       6.19        Monthly Meeting                                                   45
       6.20        Correspondence from Department of Education                       46
       6.21        HCM2 Information                                                  46
       6.22        Financial Covenants                                               46
SECTION 7. NEGATIVE COVENANTS                                                        47
       7.1         Financial Condition Covenants                                     47
       7.2         Limitation on Indebtedness                                        47
       7.3         Limitation on Liens                                               48
       7.4         Limitation on Negative Pledge Clauses                             48
       7.5         Limitation on Contingent Obligations                              48
       7.6         Limitations on Fundamental Changes                                48
       7.7         Limitation on Acquisitions                                        49
       7.8         Limitation on Sale of Assets                                      49
       7.9         Limitation on Restricted Payments                                 49
       7.10        Limitation on Transactions with Affiliates                        49
       7.11        Limitation on Subsidiaries                                        49
       7.12        Limitation on Investments, Loans and Advances                     49
       7.13        Limitation on Optional Payments and Modifications                 50
       7.14        Limitation on Sale and Leaseback                                  50
       7.15        Fiscal Year                                                       50
       7.16        Places of Business                                                50
       7.17        Change of Name                                                    50
       7.18        ERISA                                                             50
       7.19        Environmental                                                     51
       7.20        Limitation on Inconsistent Agreements                             51
       7.21        Limitation on Capital Expenditures                                51
SECTION 8. EVENTS OF DEFAULT                                                         51
SECTION 9. MISCELLANEOUS                                                             54
       9.1         Amendments and Waivers                                            54
       9.2         More Restrictive Provisions                                       55
       9.3         Notices                                                           55
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
       9.4         No Waiver; Cumulative Remedies                                    56
       9.5         Survival of Representations and Warranties                        56
       9.6         Payment of Expenses and Taxes                                     56
       9.7         Further Assurances                                                57
       9.8         Unenforceability                                                  58
       9.9         Indemnification Concerning Fees                                   58
       9.10        Waiver of Trial by Jury                                           58
       9.11        Additional Waivers                                                58
       9.12        Successors and Assigns; Transfers of Interests                    58
       9.13        Counterparts                                                      59
       9.14        Governing Law                                                     59
       9.15        Submission To Jurisdiction                                        59
       9.16        Release                                                           60
       9.17        Consent to Relief from Stay                                       60
       9.18        Other Bankruptcy Relief                                           60
       9.19        Waiver by Lender                                                  61
Schedule I         Borrower Business Premises
Schedule 4.6       Litigation
Schedule 4.11      Environmental Matters
Schedule 7.3       Permitted Liens


Exhibit A          Form of Officer Default Certificate
Exhibit B          Form of Officer Financial Covenant Certificate
Exhibit C          Sweep Plus Loan and Investment Services Description
                   Sweep Plus Loan and Investment Services Agreement
Exhibit D          Form of Borrowing Certificate
Exhibit E          Form of Projections
Exhibit F          CLCQ Capital Stock
Exhibit G          Form of Notice of Collateral Assignment of Deposit Accounts
Exhibit H          Form of Borrowing Base Certificate




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                                     SECOND
                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

       This SECOND AMENDED AND RESTATED CREDIT AGREEMENT is made as of the 15th day of May, 2000, by and between COMPUTER LEARNING CENTERS, INC., a Delaware corporation (the "Borrower"), and FIRST UNION NATIONAL BANK, as successor by merger to CORESTATES BANK, N.A. (the "Lender").

                                    RECITALS

       1. The Lender and the Borrower are parties to an Amended and Restated Credit Agreement dated as of December 31, 1999, which sets forth the terms and conditions of a credit facility for advances under a line of credit for working capital, and for the issuance of letters of credit for the account of the Borrower. The Amended and Restated Credit Agreement was amended pursuant to a First Loan Modification Agreement dated January 29, 2000.

       2. The debt under the credit facility is evidenced by a Second Amended and Restated Revolving Credit Note dated December 31, 1999, as amended by the First Loan Modification Agreement dated January 29, 2000, in the face amount of $15,000,000.

       3. Payment of the Second Amended and Restated Revolving Credit Note is secured by a security interest in the personal property collateral described in an Amended and Restated Security Agreement dated December 31, 1999.

       4. As of May 10, 2000, there was due under the Second Amended and Restated Revolving Credit Note principal of $4,914,000.00 and interest of $17,369.44. In addition, the following letters of credit issued by the Lender under the credit facility for the account of the Borrower are still in effect:

       Letter of Credit Number                    Amount

              M 409910                         $25,800.00
              M 409947                         $34,000.00
                406477                      $2,142,000.00
                400152P                        $91,128.50
                400153                      $1,000,000.00
                                            -------------
                                            $3,292,928.50

       5. The Borrower has requested that the Lender modify certain terms of the Existing Credit Facility (as defined below), and waive the Borrower's failure to comply with certain terms of the Amended and Restated Credit Agreement. The Lender is agreeable to modifying certain terms and conditions of the Existing Credit Facility, and waiving the


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Borrower's failure to comply with certain terms of the Amended and Restated
Credit Agreement, as set forth below and in documents executed contemporaneously with this Agreement.

       In consideration of the foregoing, the Lender and the Borrower agree as follows:

       SECTION 1. CONSTRUCTION AND DEFINITIONS

       1.1 Defined Terms. As used in this Agreement, the following terms have the following meanings:

       "Accountant Default Certificate": a certificate, in form and content satisfactory to the Lender, of the independent certified public accountants who reviewed the annual financial statements of the Borrower and its Subsidiaries
(a) certifying to the Lender whether, in the course of such review, any information came to their attention causing them to know or believe that any Default or Event of Default existed and, if so, setting forth the facts relevant thereto, and (b) certifying to the Lender that they reviewed the Officer Financial Covenant Certificate accompanying such financial statements and certifying to the Lender whether they have any reason to know or believe that any of the calculations contained in the Officer Financial Covenant Certificate are not accurate in any material respect and, if so, setting forth the facts relevant thereto.

       "Adjusted Net Income": for a particular period, the consolidated net income of the Borrower and its Subsidiaries for such period determined in conformity with GAAP consistently applied, plus, to the extent deducted in determining such net income for such period, (a) the provision for taxes applicable to such period, (b) the amount of all depreciation, amortization and other noncash charges applicable to such period, (c) the amount of Interest Expense applicable to such period, and (d) the amount of all payments required to be made by the Borrower and its Subsidiaries (whether or not actually made) during such period on account of Operating Leases.

       "Affiliate": as to any Person: (a) any Person in which such Person legally or beneficially owns or holds, directly or indirectly, twenty-five percent (25%) or more of the capital stock, partnership interests, joint venture interests, membership interests or other equity interests; (b) any partnership in which such Person is a general partner or any joint venture in which such Person is a joint venturer; and (c) any Person that is a director, officer or employee of any of the foregoing or of such Person or that legally or beneficially owns or holds, directly or indirectly, twenty-five percent (25%) or more of the capital stock, partnership interests, joint venture interests, membership interests or other equity interests in any of the foregoing or in such Person.

       "Agreement": this Second Amended and Restated Credit Agreement, as amended, modified, extended, renewed, supplemented or replaced from time to time.


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       "Authorized Officer": in the case of any Person, the President or any
Vice President of such Person whose name and title appears on a certificate of incumbency of the authorized officers of such Person delivered concurrently with the execution of this Agreement, as such certificate of incumbency may be amended from time to time.

       "Borrower": Computer Learning Centers, Inc., a Delaware corporation.

       "Borrower Business Premises": the collective reference to the Borrower Chief Executive Office and the other premises of the Borrower identified in
Schedule I.

       "Borrower Chief Executive Office": the real property and improvements leased by the Borrower known as 10021 Balls Ford Road, Manassas, Virginia 20109.

       "Borrower Institution": any campus or institution of the Borrower, or any branch or location of any thereof, engaged or created or intended to be engaged, directly or indirectly, in any business or business operations of the Borrower, including the provision of information technology training or services, computer-related training or services or other educational training or services.

       "Borrower Security Agreement": as amended, modified, extended, renewed, supplemented or replaced from time to time, the Second Amended and Restated Security Agreement dated of even date herewith, by the Borrower in favor of the Lender.

       "Borrowing Base": the sum of (i) thirty-eight percent (38%) of the total account balances (principal and interest only) as of the most current date available of Graduate RIC's in the possession of the Lender plus (ii) ten percent (10%) of the total account balances (principal and interest only) as of the most current date available of Drop RIC's in the possession of the Lender.

       "Borrowing Date": any Business Day specified in a notice pursuant to Subsection 2.3 as a date on which the Borrower requests the Lender to make a Revolving Credit Loan hereunder.

       "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in McLean, Virginia are authorized or required by law to close.

       "Canadian Corporations": collectively, CLCQ and Delta College.

       "Capital Expenditures": for a particular period, the aggregate amount of expenditures made or accrued by the Borrower and its Subsidiaries during such period (including expenditures made with respect to Capital Leases) which, in conformity with GAAP, are required to be included in a property, plant, equipment or comparable fixed asset account reflected in a consolidated balance sheet of the Borrower and its Subsidiaries, but excluding expenditures made in connection with the replacement or restoration of assets to the extent reimbursed or financed from insurance proceeds paid on account of loss of or damage to the


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assets being replaced or restored or from awards of compensation arising from the taking by condemnation or eminent domain of the assets being replaced or restored.

       "Capital Lease": in the case of any Person, any lease of any property (real, personal or mixed) by such Person as lessee which, in conformity with GAAP, would be required to be capitalized on a balance sheet of such Person.

       "Cash Collateral Account": the interest-bearing account owned by the Borrower and pledged to the Lender, which the Borrower shall have no access to or be permitted to make withdrawals from unless the balance exceeds 110% of the L/C Exposure.

       "Cash Equivalents": (a) securities issued or directly and fully guaranteed or insured by the United States of America, or any agency or instrumentality thereof, having maturities of not more than 12 months from the date of acquisition; (b) time deposits with the Lender and certificates of deposit issued by the Lender; (c) repurchase obligations with a term of not more than 7 days underlying securities of the types described in clauses (a) and (b) above entered into with the Lender; and (d) commercial paper of the Lender or the holding company controlling the Lender.

       "Certified" shall mean that the information, statement, schedule, report or other document required to be "Certified" contains a representation by the Borrower that to the Borrower's knowledge and belief after diligent inquiry, such information, statement, schedule, report or other document is true and complete in all material respects.

       "Change of Control": (a) any Person, or two or more Persons acting in concert, shall directly or indirectly acquire, after the date of this Agreement, beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of thirty percent (30%) or more of the issued and outstanding voting capital stock of the Borrower on a fully-diluted basis; or (b) individuals who, as of the date of this Agreement, constitute the Board of Directors of the Borrower (together with any new director whose election by or whose nomination for election was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors as of such time or whose election or nomination for election was previously so approved) and shall for any reason cease to constitute a majority of the Board of Directors of the Borrower.

       "CLCQ": Computer Learning Centers of Quebec, Inc., a Quebec corporation

       "Closing Date": the date on which this Agreement and all other documents as set forth in Section 5 are executed by the Borrower and the Subsidiaries (as applicable) and delivered to the Lender, and all other closing conditions set forth in Section 5 are satisfied.

       "Code": the Internal Revenue Code of 1986, as amended from time to time.


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       "Collateral": all property, interests and rights, and the products and proceeds thereof, now or hereafter directly or indirectly securing any of the Obligations pursuant to the Borrower Security Agreement.

       "Commitments": the collective reference to the Revolving Credit Commitment and the L/C Commitment.

       "Commonly Controlled Entity": a Person, whether or not incorporated, which is part of a controlled group including the Borrower or which is under common control with the Borrower, as defined in Sections 414(b) and (c) of the Code.

       "Contingent Obligation": as to any Person, any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends, letters of credit or other obligations (the "primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof.

       "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

       "Credit Documents": the collective reference to this Agreement, the Note, the Borrower Security Agreement, the L/C Agreements and each other agreement, contract, promissory note or other instrument, security agreement, assignment, pledge agreement, indemnification agreement, subordination agreement, mortgage, deed of trust, guaranty and other document now or hereafter evidencing, guaranteeing, securing (directly or indirectly), subordinating other obligations of the Borrower or any Other Obligor to, or containing any warranties, covenants, agreements or representations of any Person relating to, any Indebtedness, liability or obligation of the Borrower or any Other Obligor to the Lender, as each of the documents referred to in this definition may be amended, modified, extended, renewed, supplemented or replaced from time to time.

       "Credit Facilities": the Revolving Credit Facility and the Standby Letter of Credit Facility.

       "Default": the occurrence of any event which, with the giving of notice or the lapse of time, or both, would constitute an Event of Default.


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       "Delta College": Delta College, Inc., a Quebec corporation.

       "Disqualified": the certification, eligibility, authorization or accreditation (provisional or otherwise) of the Borrower or any Borrower Institution, or any educational program of any thereof, to receive, commit or disburse funds under, or to administer or participate in, any Student Financial Aid Program, or the participation therein of any thereof, shall for any reason expire or be revoked, suspended, terminated or determined to be invalid, in whole or in part, retroactively or prospectively.

       "Dollars" and "$": dollars in lawful currency of the United States of America.

       "Drop RICs": RICs executed by students who have dropped out of classes given by the Borrower.

       "Environmental Assessment": an environmental site assessment, including such audits, tests and procedures as the Lender or the contractor performing the same may deem necessary, together with a written report thereon, performed and prepared by an experienced, responsible and reputable contractor satisfactory to the Lender relating to past or current presence, manufacture, generation, production, processing, use, handling, treatment, storage or disposal of Hazardous Substances on Obligor Use Property, past or current Hazardous Substance Contamination, or compliance with Environmental Laws of Obligor Use Property and past or current operations conducted on Obligor Use Property.

       "Environmental Claim": shall mean any letter, notice, claim, demand, summons, citation, directive or other written communication and any investigation, action, suit, proceeding, litigation, judgment or decree by or from the United States Environmental Protection Agency or any other Person alleging, establishing or otherwise relating to any Hazardous Substance Contamination or any violation of any Environmental Law.

       "Environmental Laws": the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Toxic Substances Control Act, the Federal Insecticide, Fungicide, and Rodenticide Act, the Federal Water Pollution Control Act, the Safe Drinking Water Act, the Clean Air Act, the Solid Waste Disposal Act, the Emergency Planning and Community Right-To-Know Act, as each of the foregoing may be amended from time to time, and all rules, regulations, codes, orders, decrees, judgments, injunctions, notices and demand letters now or hereafter enacted, promulgated, approved, issued or entered thereunder, as the same may be amended from time to time, and all other federal, state, local and foreign laws, rules, regulations, codes, permits, directives, orders, decrees, judgments, injunctions, notices and demand letters now or hereafter enacted, promulgated, approved, issued or entered, and as amended from time to time, relating to the protection of the health of human beings or other living things or relating to pollution or protection of air, water, land or any other aspect of the environment, including, without limitation, all of the same relating to the presence, manufacture, generation, production, processing, use, handling, treatment, storage, disposal, importation, transportation, distribution or registration, or the


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release, emission, discharge or spilling into air, water, land or any other aspect of the environment, of any Hazardous Substance.

       "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

       "Event of Default": any of the events specified in Section 8.

       "Excess Prepayments": Before November 1, 2000, all Prepayment Sources to the extent they exceed the Standard Prepayments, and on and after November 1, 2000, all Prepayment Sources.

       "Existing Credit Facility": The credit facility made available by the Lender to the Borrower and evidenced by the Second Amended and Restated Revolving Credit Note, the Amended and Restated Credit Agreement and the Amended and Restated Security Agreement, as amended by the First Loan Modification Agreement dated January 29, 2000, as described in the recitals of this Agreement.

       "Existing LCs": The letters of credit listed in paragraph 4 of the Recitals.

       "Fixed Charge Coverage Ratio": for a particular period, the ratio of (a) Adjusted Net Income for such period, to (b) Fixed Charges for such period.

       "Fixed Charges": for a particular period, the sum of (a) the amount of all payments required to be made by the Borrower and its Subsidiaries (whether or not actually made) on account of Operating Leases during such period, (b) the amount of Interest Expense applicable to such period, and (c) the amounts required to be deposited into the Cash Collateral Account in the next twelve months.

       "GAAP": generally accepted accounting principles in the United States of America in effect from time to time. In the event of a change in GAAP affecting any of the covenants contained in Section 7 or definitions contained in Section 1 relating to such covenants, such covenants and definitions shall continue to be applied as though such change in GAAP had not occurred unless and until the Borrower and the Lender shall agree in writing to amend or adjust such covenants or definitions as deemed necessary as a result of such change in GAAP.

       "good faith": with respect to any determination, request or other action to be made or taken by any party hereto "in good faith," that such party shall make or take such determination, request or other action honestly and not maliciously.

       "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any Person owned or controlled directly or indirectly by any of the foregoing, whether domestic or foreign.


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       "Graduate RICs": RICs executed by students who have graduated from classes given by the Borrower.

       "Hazardous Substance": any hazardous substance, hazardous material, hazardous waste, toxic substance, toxic material, toxic waste, industrial waste, medical waste, infectious waste, biomedical waste, biohazardous waste, pollutant, contaminant, chemical, acid, solvent, caustic, oil, petroleum, petroleum-based product, asbestos, asbestos-containing substance or material, flammable substance, flammable material, explosive substance, explosive material, radon, radioactive substance, radioactive material, urea formaldehyde foam insulation, polychlorinated biphenyls, methane and any other substance or material the presence, manufacture, generation, production, processing, use, handling, treatment, storage, disposal, release, emission, discharge, spilling, importation, transportation, distribution or registration of which is prohibited or regulated by any Environmental Law. The meaning of each term used in this definition shall include, without limitation, the meaning or meanings assigned to such term by any Environmental Laws.

       "Hazardous Substance Contamination": (a) the contamination, as a result of any Hazardous Substance, of any Obligor Use Property; or (b) the contamination, as a result of any manufacture, generation, production, processing, use, handling, treatment, storage, disposal, release, emission, discharge or spilling of any Hazardous Substance on or from any Obligor Use Property, of any surrounding, adjacent or nearby air, water, land or other property or other aspect of the environment which requires remedial action under any Environmental Law.

       "HCM2 Prepayments": cash paid to the Borrower as a result of the termination or modification of the Borrower's Heightened Cash Monitoring II status by the Department of Education, representing deferred Title IV loan fundings owing to the Borrower.

       "Indebtedness": as to any Person, without duplication: (a) any obligation, indebtedness or liability of such Person for the payment of money or any other item, which, in conformity with GAAP, would be required to be included in the liability section of a balance sheet of such Person or in a note to the liability section of a balance sheet of such Person, excluding reserves to the extent that such reserves do not constitute obligations; (b) any obligation, indebtedness or liability of such Person arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, notwithstanding that the remedies of the seller, lender or lessor under such agreement in case of default are limited to repossession or sale of property; (c) any obligation, indebtedness or liability of any Person secured directly or indirectly by any contingent or noncontingent security interest or other Lien in or upon any present or future property of such Person, whether or not such Person is personally liable for such obligation, indebtedness or liability; and (d) any obligation, indebtedness or liability of such Person in connection with any Capital Lease.

       "Insolvency": at any particular time in respect of a Multiemployer Plan, insolvency of such Multiemployer Plan within the meaning of Section 4245 of ERISA.

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                                                    Initial        Initial

       "Interest Expense": for a particular period, the total interest expense of the Borrower and its Subsidiaries for such period on a consolidated basis.

       "Interest Payment Date": the first day of each month, for interest due for the preceding month, commencing on June 1, 2000.

       "Investment": legal or beneficial ownership of any capital stock, partnership interest, joint venture interest, membership interest or other equity interest in, or any promissory note, bond, debenture or other Indebtedness of or issued by, or any capital contribution to, or any other investment in or security (as defined in the Securities Act of 1933 or the Securities Exchange Act of 1934, or any successor legislation, as amended from time to time) of or issued by, any corporation, limited liability company, partnership, joint venture or other Person.

       "L/C Aggregate Undrawn Amount": at a particular date, the aggregate undrawn amount, as of such date, of all Letters of Credit issued and outstanding.

       "L/C Agreements": as amended, modified, extended, renewed, supplemented or replaced from time to time, such applications, reimbursement agreements and other agreements in form and content satisfactory to the Lender requesting issuance of one or more Letters of Credit and setting forth reimbursement obligations and other terms and conditions relating thereto.

       "L/C Commission Rate": two percent (2.00%) per annum.

       "L/C Commitment": as defined in Subsection 3.1.

       "L/C Exposure": at a particular time, the sum of (a) the L/C Aggregate Undrawn Amount as of such time and (b) L/C Reimbursement Obligations as of such time.

       "L/C Facility": the facility for the issuance of Letters of Credit by the Lender for the Borrower.

       "L/C Reimbursement Obligations": at a particular time, the aggregate amount of all drawings made under Letters of Credit which, as of such time, have not been reimbursed by the Borrower to the Lender.

       "Lender": First Union National Bank, a North Carolina banking corporation.

       "Letters of Credit": as defined in Subsection 3.1.

       "Leverage Ratio": at a particular time, the ratio of (a) Total Liabilities as of such time, to (b) Tangible Net Worth as of such time.

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


       "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other) or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any Capital Lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing).

       "Loans": the Revolving Credit Loans.

       "Long-Term Debt": all Indebtedness of the Borrower and its Subsidiaries which matures more than one (1) year from the date of the financial statement reflecting such Indebtedness (excluding reserves for deferred income taxes and other reserves to the extent that such reserves do not constitute obligations).

       "Material Adverse Effect": a material adverse effect with respect to the business, assets, operations, business prospects or financial condition of the Borrower, any of its Subsidiaries or any Other Obligor, or a material adverse effect with respect to the risks to the Lender attending the Collateral, with respect to the risks to the Lender attending any commitments of the Lender which could give rise to any Obligations, or with respect to the prospect for payment or collection in full of the Obligations.

       "Material Litigation": in the case of any Person, any litigation, action, suit, proceeding or investigation pending or overtly threatened in writing against such Person or any Subsidiary of such Person, or any of their property, at law or in equity, which, if determined adversely to such Person or such Subsidiary, as the case may be, could reasonably be expected to have a material adverse effect on the business, assets, operations, business prospects or financial condition of such Person or any Subsidiary of such Person, or a material adverse effect with respect to the risks to the Lender attending the Collateral, with respect to the risks to the Lender attending any commitments of the Lender which could give rise to any Obligations, or with respect to the prospect for payment or collection in full of the Obligations.

       "Multiemployer Plan": a Plan which is a multiemployer plan as defined in
Section 4001(a) (3) of ERISA.

       "Note": the Revolving Credit Note.

       "Obligations": as amended, modified, extended, renewed, supplemented, increased, refinanced, consolidated or replaced from time to time, all present and future Loans and other Indebtedness, liabilities and obligations of the Borrower to the Lender of every kind and nature, whether arising under or in connection with this Agreement, the other Credit Documents or otherwise (including, without limitation, all principal amounts, including future advances, interest charges, fees and all other charges and sums, as well as all costs and expenses, including attorneys' fees and expenses, payable or reimbursable by the Borrower under or pursuant to this Agreement, the other Credit Documents and otherwise), whether direct or

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


indirect, contingent or noncontingent, matured or unmatured, accrued or not accrued, liquidated or unliquidated, secured or unsecured, related or unrelated to this Agreement, whether or not now contemplated, whether arising in contract, tort, equity or otherwise, whether the liability of the Borrower with respect thereto is joint or several or both, and whether or not any instrument or agreement relating thereto specifically refers to this Agreement, including, without limitation, all present and future obligations of the Borrower in connection with overdrafts in any checking or other account now or hereafter maintained by the Borrower with the Lender, and all claims against the Borrower arising or re-arising on account of or as a result of any payment made by the Borrower or any Other Obligor with respect to any obligations included in this definition which is rescinded or recovered from or restored or returned under authority of any law, rule, regulation, order of court or Governmental Authority, or in connection with any compromise or settlement relating thereto or relating to any pending or threatened action, suit or proceeding relating thereto, whether arising out of any proceedings under the United States Bankruptcy Code or otherwise.

       "Obligor Use Property": the collective reference to any real property or improvements (or portion thereof) owned, leased, subleased, occupied, used or operated by the Borrower, any of its Subsidiaries or any Other Obligor.

       "Officer Default Certificate": an appropriately completed certificate in form substantially similar to Exhibit A, but in form and content satisfactory to the Lender, signed by the chief financial officer of the Borrower certifying whether, as of a particular date and to the knowledge and belief of such officer after diligent inquiry, any Default or Event of Default existed and, if so, setting forth all relevant facts with respect thereto.

       "Officer Financial Aid Program Certificate": a certificate in form and content satisfactory to the Lender, signed by the chief financial officer of the Borrower and certifying, as of and for a particular time and to the knowledge and belief of such officer after diligent inquiry (a) for the Borrower and each Borrower Institution, the Student Financial Aid Programs with respect to which the Borrower, or such Borrower Institution, or its educational programs, is authorized, accredited, certified and eligible (provisionally or otherwise) to participate and is not Disqualified, (b) for the Borrower, and each Borrower Institution, default rates with respect to Student Financial Aid Programs, and
(c) a summary of the current status of any actions, proceedings, investigations or reviews of which the Borrower was required to notify the Lender pursuant to clause (ii) of Subsection 6.6(b) of this Agreement.

       "Officer Financial Covenant Certificate": an appropriately completed certificate substantially similar to Exhibit B, but in form and content satisfactory to the Lender, signed by the chief financial officer of the Borrower setting forth calculations of the covenants contained in Subsection 7.1 as of a particular time or for a particular period.

       "Operating Account": the demand deposit account, no. 2014139511328, maintained with the Lender.

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


       "Operating Lease": as to any Person, any lease of any property (real, personal or mixed) by such Person as lessee which is not a Capital Lease.

       "Other Obligor": each Person other than the Borrower that is now or hereafter primarily or secondarily, or contingently or noncontingently, liable for or obligated upon or in connection with any of the Obligations, or, whether or not so liable, that has granted any lien or security interest to or for the benefit of the Lender as security for any of the Obligations or any obligations of any other Person in connection with any of the Obligations, or that has subordinated to any of the Obligations any Indebtedness or obligations to such Person of any other Person.

       "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

       "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

       "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower, any Subsidiary of the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
Section 3(5) of ERISA.

       "Prepayment Sources": Tax Refund Prepayments and HCM2 Prepayments.

       "Prime Rate": the rate which the Lender announces from time to time as its prime lending rate, as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

       "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of such term as used in
Section 4241 of ERISA.

       "Requirement of Law": as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

       "Restricted Payment": any payment or other transfer of money or other tangible or intangible property of any kind of the Borrower or any of its Subsidiaries to any Affiliate of any of them which is not expressly permitted by this Agreement, including, without limitation, any dividend or other distribution on account of capital stock or other securities, any loan,

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                                                    Initial        Initial
advance or capital contribution, any repayment of any loan, advance or capital contribution, any redemption or other repurchase of any securities, and any payment for services.

       "Revolving Credit Loan Balance": at a particular time, the aggregate principal amount of Revolving Credit Loans made and outstanding.

       "Revolving Credit Commitment": as defined in Subsection 2.1.

       "Revolving Credit Commitment Period": the period from and including the date of this Agreement to but not including the Revolving Credit Termination Date or such earlier date as the Revolving Credit Commitment shall terminate as provided herein.

       "Revolving Credit Facility": the Revolving Credit loans by the Lender to the Borrower.

       "Revolving Credit Loan": as defined in Subsection 2.1.

       "Revolving Credit Maximum Amount": $9,200,000 less all Standard Prepayments (which shall be applied to permanently reduce the Revolving Credit Maximum Amount and the Revolving Credit Loan Balance) from the Closing Date through and including July 31, 2000; $3,700,000 less all Standard Prepayments (which shall be applied to permanently reduce the Revolving Credit Maximum Amount and the Revolving Credit Loan Balance) from August 1, 2000 through and including September 30, 2000; $3,000,000 less all Standard Prepayments (which shall be applied to permanently reduce the Revolving Credit Maximum Amount and the Revolving Credit Loan Balance) from October 1, 2000 through and including October 31, 2000; and the lesser of $2,500,000 or the applicable Borrowing Base on and after November 1, 2000.

       "Revolving Credit Note": as defined in Subsection 2.2.

       "Revolving Credit Termination Date": May 31, 2001.

       "RICs": Retail Installment Contracts executed by students who have graduated from or dropped out of classes given by the Borrower from all states except Illinois.

       "Standard Prepayments": payments by the Borrower to the Lender, between the Closing Date through and including October 31, 2000, from Prepayment Sources, up to the amount necessary to permanently reduce the Revolving Credit Facility to $2,500,000.

       "Student Financial Aid Program": any program under Title IV of the Higher Education Act of 1965, under which financial aid or financial assistance is provided to or for students by the United States of America or any Governmental Authority of the United States of America.

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


       "Subsidiary": as to any Person, (a) a corporation of which shares of capital stock having voting power to elect a majority of the board of directors or other managers of such corporation are owned, or the management of which is otherwise controlled, directly or indirectly, or both, through one or more intermediaries, by such Person, and (b) any partnership, limited liability company, association, joint venture or other business entity of which more than fifty percent (50%) of the voting equity interests is owned, or the management of which is otherwise controlled, directly or indirectly, or both, through one or more intermediaries, by such Person.

       "Sweep Plus": the cash management product of the Lender which monitors the Operating Account and triggers advances under the Revolving Credit Loan to fund the Operating Account to maintain a target level, to cover checks presented on the Operating Account, and to sweep excess cash above the target level to minimize the Revolving Credit Loan balance, all as further described in the Sweep Plus Loan and Investment Services Description attached as Exhibit C.

       "Tangible Net Worth": at a particular date, the amount, if any, by which
(a) Total Assets as of such date, exclusive of goodwill, trademarks, trade names, licenses and such other assets as are properly classified as intangible assets in conformity with GAAP, exceeds (b) Total Liabilities as of such time.

       "Tax Refund Prepayments": all tax refunds owed to the Borrower by federal, state and local taxing authorities, which the Borrower has pledged to the Lender and has agreed to pay over to the Lender upon receipt.

       "Total Assets": at a particular date, the aggregate amount which, in conformity with GAAP, would be included in a total assets or comparable account reflected in a consolidated balance sheet of the Borrower and its Subsidiaries as of such date.

       "Total Liabilities": at a particular date, the aggregate amount which, in conformity with GAAP, would be included in a total liabilities or comparable account reflected in a consolidated balance sheet of the Borrower and its Subsidiaries as of such date.

       1.2    Other Definitional Provisions.

              (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the Note, the Borrower Security Agreement or any other Credit Document.

              (b) As used herein, in the Note, in the Borrower Security Agreement and in any other Credit Document, accounting terms not defined in Subsection 1.1 and accounting terms partly defined in Subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

                                                    -------------- -------------
                                                    Initial        Initial

              (c) As used herein, in the Note, in the Borrower Security Agreement and in any other Credit Document, terms defined by the Uniform Commercial Code as in effect in the Commonwealth of Virginia on the date hereof shall, except to the extent that the context otherwise requires, have the respective meanings given to them under such Uniform Commercial Code.

              (d) Unless the context otherwise requires, each reference in this Agreement, the Note, the Borrower Security Agreement or any other Credit Document to this Agreement, the Note, the Borrower Security Agreement or any other Credit Document shall be deemed to refer to this Agreement, the Note, the Borrower Security Agreement or such other Credit Document as the same may be amended, modified, extended, renewed, supplemented or replaced from time to time.

              (e) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

              (f) The use of the singular in this Agreement shall also refer to the plural and vice versa, and the use of any gender, including the neuter, shall also refer to each of the other genders, including the neuter.

              (g) The captions and headings contained in this Agreement are for convenience of reference only and shall not affect the meaning, or the construction or interpretation, of this Agreement.

              (h) The phrases "satisfactory to the Lender," "acceptable to the Lender" and similar phrases shall mean reasonably satisfactory or reasonably acceptable to the Lender in its reasonable judgment exercised in good faith.

              (i) In the event of any inconsistency between any provision of this Agreement and any provision of any other Credit Document, or in the event of the need in any context for the construction or interpretation of any provision of this Agreement or any other Credit Document, no such inconsistency and no such provision shall be construed or interpreted against the Lender on the one hand, and in favor of the Borrower or any Other Obligor on the other hand.

       SECTION 2. AMOUNT AND TERMS OF LOAN COMMITMENTS

       2.1 Revolving Credit Commitment. Subject to the terms and conditions hereof, the Lender agrees to make revolving credit loans (individually, a "Revolving Credit Loan" and, collectively, the "Revolving Credit Loans") to the Borrower from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding not to exceed the Revolving Credit Maximum Amount (the "Revolving Credit Commitment"). During the Revolving Credit Commitment Period, the Borrower may use the

                                                    -------------- -------------
                                                    Initial        Initial

Revolving Credit Commitment by borrowing, paying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with and subject to the terms and conditions of this Agreement, including Subsection 2.10.

       2.2 Revolving Credit Note. The Revolving Credit Loans made by the Lender shall be evidenced by, and payable with interest in accordance with, the Third Amended and Restated Revolving Credit Note dated May 15, 2000 (as amended, modified, extended, renewed, supplemented or replaced from time to time, the "Revolving Credit Note"), payable to the order of the Lender. The date and amount of each Revolving Credit Loan made by the Lender, and the date and amount of each payment or prepayment of principal thereof, as reflected on the Lender's books and records with respect to the Revolving Credit Note, shall constitute prima facie evidence, absent manifest error, of the accuracy of the information so reflected. The Revolving Credit Note shall (a) be stated to mature on the Revolving Credit Termination Date and (b) bear interest on the unpaid principal amount thereof from time to time outstanding at the applicable interest rate per annum determined as provided in Subsections 2.13 and 2.14. Interest on the Revolving Credit Note shall be payable on the dates specified in Subsection 2.13(f).

       2.3    Procedure for Revolving Credit Borrowing.

              (a) Unless otherwise determined by the Lender, the terms of the Lender's Sweep Plus product shall control the manner in which funds are transferred between the Operating Account and the Revolving Credit Loan for credit or debit to the Revolving Credit Loan.

              (b) If the Lender determines that the Lender's Sweep Plus product shall no longer be used for Revolving Credit Loans, the procedure for borrowing set forth in this Subsection 2.3(b) shall apply. The Lender may withdraw the Sweep Plus product at any time in the sole and absolute discretion of the Lender. The Borrower may borrow under the Revolving Credit Commitment during the Revolving Credit Commitment Period on any Business Day, provided that the Borrower shall give the Lender irrevocable notice (which must be received by the Lender prior to 11:00 a.m., McLean, Virginia time) two Business Days prior to the requested Borrowing Date, specifying (i) the amount to be borrowed, and
(ii) the requested Borrowing Date. Each borrowing pursuant to the Revolving Credit Commitment shall be in an aggregate principal amount of One Thousand Dollars ($1,000.00) or a whole multiple thereof. The proceeds of all Revolving Credit Loans will be made available to the Borrower by the Lender by transfer of such proceeds in immediately available funds to a deposit account of the Borrower at the Lender designated for such purpose.

              (c) Effective November 1, 2000, availability under the Revolving Credit Facility shall be subject to the delivery to the Lender of a Borrowing Base Certificate and updated information pertaining to all RICs in the Lender's possession. Without limiting in any way the provisions of Section 5.2, in no event shall the Lender be obligated to make a Revolving Credit Loan on and after November 1, 2000 if the Revolving Credit Loan would cause the total principal amount of Revolving Credit Loans made and outstanding to exceed the lesser of $2,500,000 or the then current Borrowing Base. Even if the total principal amount of Revolving

                                                    -------------- -------------
                                                    Initial        Initial

Credit Loans outstanding shall at any time and for any reason exceed the lesser of $2,500,000 or the then current Borrowing Base, the Borrower shall nonetheless be liable for the entire principal amount of Revolving Credit Loans outstanding, with interest and other charges, as provided in this Agreement. If the total principal amount of Revolving Credit Loans shall at any time exceed the lesser of $2,500,000 or the then current Borrowing Base, the Borrower shall immediately pay to the Lender upon demand the amount of such excess, with interest as provided in this Agreement.

       2.4 Facility Fee. The Borrower agrees to pay to the Lender a facility fee from and including May 15, 2000 to the Revolving Credit Termination Date, computed at the rate set forth below on the average daily amount of the Revolving Credit Maximum Amount during the period for which payment is made, payable monthly in arrears on the first day of each month, commencing on June 1, 2000, and on the Revolving Credit Termination Date or such earlier date as the Revolving Credit Commitment shall terminate as provided herein.

              (a) During monthly periods when the Revolving Credit Maximum Amount exceeds or equals $3,000,000, the Facility Fee shall be 3% per annum.

              (b) During monthly periods when the Revolving Credit Maximum Amount is less than $3,000,000, the Facility Fee shall be 1% per annum.

       If the Borrower fully repays all debt under the Revolving Credit Facility, terminates or cancels all Letters of Credit, and terminates all Credit Facilities, by September 30, 2000, the Lender shall refund to the Borrower 75% of all facility fees paid by the Borrower since June 1, 2000.

       If the Borrower fully repays all debt under the Revolving Credit Facility, terminates or cancels all Letters of Credit, and terminates all Credit Facilities, by December 15, 2000, the Lender shall refund to the Borrower 50% of all facility fees paid by the Borrower since June 1, 2000.

       The Borrower will, effective with the payment due on June 1, 2000, no longer have to pay an unused facility fee.

       2.5 Default Fees. For each Default of which the Lender gives notice to the Borrower, the Borrower shall pay on demand to the Lender a $5,000 default fee. For each Default that becomes an Event of Default, the Borrower shall pay on demand to the Lender a $10,000 default fee. For each Event of Default for which no cure period is applicable, the Borrower shall pay to the Lender and immediately be liable for a $15,000 default fee.

       2.6 Payment at Revolving Credit Termination Date. On the Revolving Credit Termination Date, the Borrower shall pay to the Lender in full the Revolving Credit Loan Balance, together with all accrued and unpaid interest thereon.

                                                    -------------- -------------
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


       2.7 Conversion of Revolving Credit Loans to Convertible Term Loans. (intentionally deleted).

       2.8    Convertible Term Loan Units. (intentionally deleted).

       2.9    Convertible Term Loan Note. (intentionally deleted).

       2.10   Principal Payments.

              (a) Unless otherwise determined by the Lender, the terms of the Lender's Sweep Plus Product shall control the manner in which funds are transferred between the Operating Account and the Revolving Credit Loan for credit or debit to the Revolving Credit Loan.

              (b) If the Lender determines that the Lender's Sweep Plus Product shall no longer be used for Revolving Credit Loans, the procedure for borrowing set forth in this Subsection 2.10(b) shall apply. The Borrower may at any time from time to time pay the principal of Revolving Credit Loans in whole or in part, upon irrevocable notice to the Lender at least one (1) Business Day in advance, specifying the date and amount of payment. If any such payment notice is given by the Borrower, the payment amount specified in such notice shall be due and payable on the date specified therein.

              (c) The Borrower shall pay to the Lender all Prepayment Sources, to the extent required under this Agreement, and which are characterized as Standard Prepayments, and which shall permanently reduce the amount of Revolving Credit Loans available to the Borrower. The Borrower's failure to receive any Prepayment Source by the date necessary to reduce the Revolving Credit Maximum Amount as required by this Agreement shall not relieve the Borrower of its obligation to permanently reduce the amount outstanding under the Revolving Credit Facility by the dates and in the amounts as required in this Agreement.

       2.11 Interest Rate Conversion Options: Minimum Amount of Loans. (intentionally deleted).

       2.12 Number and Amounts of Eurodollar Tranches. (intentionally deleted).

       2.13   Interest Rates and Payment Dates.

              (a) Revolving Credit Loans shall bear interest for the period from and after the Closing Date on the unpaid principal amount at a rate per annum equal to the Prime Rate plus 2%.

              (b)    (intentionally deleted)

              (c)    (intentionally deleted)

                                                    -------------- -------------
                                                    Initial        Initial

              (d) If an Event of Default shall occur, all Revolving Credit Loans shall, at the Lender's option, bear interest on the unpaid principal amount thereof at a rate per annum equal to the Prime Rate plus five percent (5%) per annum.

              (e) Except to the extent prohibited by applicable law, any judgment or order of any Governmental Authority entered for payment of principal or any other amounts bearing interest under this Agreement shall bear interest at the rates and calculated in the manner applicable under this Agreement to such amounts.

              (f) Interest shall be payable in arrears on each Interest Payment Date, and the Borrower authorizes the Lender to debit the Operating Account for all such interest payments.

       2.14 Computation of Interest and Fees. (a) Facility fees under Subsection 2.4 and interest in respect of the Loans shall be calculated on the basis of a 360 day year for the actual days elapsed (including the first but excluding the last day of the relevant period). Any change in the interest rate on Loans resulting from a change in the Prime Rate (as a result of a change in the Prime Rate) shall become effective as of the opening of business on the day on which such change in the Prime Rate shall become effective.

              (b) Each determination of an interest rate by the Lender pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower in the absence of manifest error.

       2.15   Inability to Determine Interest Rate. (intentionally deleted).

       2.16 Payments. All payments (including prepayments) to be made by the Borrower under this Agreement, the Note or any other Credit Document, whether on account of principal, interest, fees, expenses or other amounts, shall be made without deduction, setoff or counterclaim and shall be made at the Lender's office set forth in Subsection 9.3, in lawful money of the United States of America and in immediately available funds. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable during such extension. The Lender may charge and deduct from any deposit account of the Borrower at the Lender any amounts credited to such account and apply the same to pay principal, interest, service charges, fees (including Default Fees and Facility Fees), expenses or any other sums or charges due and unpaid under this Agreement, the Note or any other Credit Documents. The Lender may, in addition to all other rights and remedies available to it, set off against any Obligations due and unpaid any sums or property owing to the Borrower by the Lender or held or controlled by the Lender for the Borrower. The Borrower confirms the Lender's right to a banker's lien and setoff, and nothing in this Agreement or any other Credit Document shall be deemed to replace, supercede, limit, waive or prohibit the Lender's right of banker's lien and setoff.

       2.17   Illegality. (intentionally deleted).


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


       2.18   Requirements of Law.

              (a) If any generally applicable Requirement of Law or any change therein or in the interpretation or application thereof or compliance by the Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority arising from and after the Closing Date:

                     (i) does or shall subject the Lender to any additional tax of any kind whatsoever with respect to this Agreement or the Note, or change the basis of taxation of payments to the Lender of principal, fees, interest or any other amount payable hereunder (except for changes in the rate of tax on the overall net income of the Lender);

                     (ii) does or shall impose, modify or hold applicable any reserve, special deposit, assessment, capital adequacy, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of the Lender; or

                     (iii) does or shall impose on the Lender any other condition;

and the result of any of the foregoing is to increase the cost to the Lender, by any amount which the Lender deems to be material, of making, renewing or maintaining advances or extensions of credit or to reduce any amount receivable hereunder, then, in any such case, the Borrower shall promptly pay the Lender upon demand any additional amounts necessary to compensate the Lender for such additional cost or reduced amount receivable reasonably allocable to this Agreement, together with interest on such additional amounts from the date demand is made until payment in full thereof at the rate applicable to Revolving Credit Loans. If the Lender becomes entitled to claim any additional amounts pursuant to this Subsection, it shall promptly notify the Borrower of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by the Lender to the Borrower shall show the means by which such additional amounts have been calculated and shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and payment of the Note for a period of 1 year.

              (b) If the Lender shall have determined that the adoption from and after the Closing Date of any generally applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein from and after the Closing Date or in the interpretation or application thereof or compliance by the Lender or any corporation controlling the Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or Governmental Authority, including, without limitation, the issuance of any final rule, regulation or guideline, does or shall have the effect of reducing the rate of return on the Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which the Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration the Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by the Lender to be material,


                                     - 20 -

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


then from time to time, within 2 Business Days after submission by the Lender to the Borrower of a written request therefor showing the means by which such additional amounts have been calculated and stating in reasonable detail the reasons therefor, the Borrower shall pay to the Lender such additional amount or amounts reasonably allocable to this Agreement as will compensate the Lender for such reduction.

       2.19   Taxes.

              (a) All payments made by the Borrower under this Agreement shall be made free and clear of, and without reduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority excluding, in the case of the Lender, net income and franchise taxes imposed on the Lender by the jurisdiction under the laws of which the Lender is organized or any political subdivision or taxing authority thereof or therein (all such non-excluded taxes, levies, imposts, deductions, charges or withholdings being hereinafter called "Taxes"). If any Taxes are required to be withheld from any amounts payable to the Lender hereunder, under the Note or under any other Credit Document, the amounts so payable to the Lender shall be increased to the extent necessary to yield to the Lender (after payment of all Taxes, including those payable on additional amounts paid pursuant to this Subsection) interest or other amounts payable hereunder at the rates or in the amounts specified in this Agreement, the Note or any other Credit Document. If the Borrower fails to pay any Taxes when due to the appropriate taxing authority, the Borrower shall indemnify the Lender for any incremental taxes, interest or penalties that may become payable by the Lender as a result of any such failure.

              (b) The agreements in this Subsection shall survive the termination of this Agreement and the payment of the Note and all other amounts payable hereunder and under the other Credit Documents for a period of 1 year.

       2.20   Indemnity. (intentionally deleted).

       2.21   Certain Calculations (intentionally deleted).

       SECTION 3. LETTERS OF CREDIT

       3.1 Letter of Credit Commitment. Subject to the terms and conditions hereof, the Lender agrees to issue for the account of the Borrower standby letters of credit for such purposes, in such amounts, for the benefit of such Persons and subject to such terms and conditions as may be acceptable to the Lender in its discretion (individually, as amended, modified, extended, renewed, supplemented or replaced from time to time, a "Letter of Credit," and, collectively, the "Letters of Credit"), from and including the date of this Agreement to but not including the Revolving Credit Termination Date (the "L/C Commitment"); provided that the L/C Exposure shall not on any date exceed $3,300,000 through and including July 31, 2000, and $2,575,000 thereafter. No Letter of Credit (including any renewal or extension thereof, whether


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                                                    Initial        Initial
or not automatic) shall have an expiry date which is later than the date which is one year after the date of issuance, renewal or extension of such Letter of Credit; and provided further that, from and after September 30, 2000, no Letter of Credit (including any renewal or extension thereof, whether or not automatic) shall have an expiry date which is later than six months following the Revolving Credit Termination Date; and provided further that the Lender shall be under no obligation to issue a new Letter of Credit unless all existing Letters of Credit shall be cash secured to the extent of 110% of their face amount, and the new Letter of Credit to be issued would be cash secured to the extent of 110% of its face amount.

       3.2    Procedure for Issuance and Renewal of Letters of Credit.

              (a) The Borrower may request the Lender to issue a Letter of Credit by delivering to the Lender at its office specified in Subsection 9.3 (i) such L/C Agreements as the Lender may require, completed to the satisfaction of the Lender, (ii) the proposed form of such Letter of Credit (which shall comply with the applicable requirements set forth herein) and (iii) such other certificates and documents and information as the Lender may reasonably request.

              (b) The Borrower may request the extension or renewal of a Letter of Credit issued hereunder which is not automatically renewed in accordance with the terms contained therein, by giving written notice to the Lender at least forty-five calendar days prior to the then current expiry date of such Letter of Credit (provided that the Lender may accommodate notices on shorter notice in its sole discretion).

       3.3 Reimbursement of the Lender. In the case of each drawing paid under any Letter of Credit, the Lender shall promptly notify the Borrower of such drawing and of the amount thereof, and the Borrower (i) shall reimburse the Lender for the amount of such drawing not later than the close of business on the first Business Day following the day on which the Borrower receives notice of such drawing, and (ii) shall pay (A) all charges and expenses relating to such drawing as may be payable in accordance with Subsection 3.4 or the applicable L/C Agreements and (B) interest at the rate specified in Subsection
3.5 on the amount of such drawing for the period commencing on and including the date of payment of such drawing and ending on and including the date the Borrower reimburses the Lender for such drawing. The Borrower authorizes the Lender to debit the Cash Collateral Account for the amount of any reimbursement or payment obligation under this Subsection 3.3. Notwithstanding any other provision of this Agreement, the payment by the Lender of each drawing under a Letter of Credit shall be deemed to constitute an irrevocable notice of borrowing by the Borrower under Subsection 2.3 and, at any time after such request, the Lender is irrevocably authorized by the Borrower to, and the Lender may, make Revolving Credit Loans to the Borrower in an amount equal to the amount of such payment and any charges, expenses or interest referred to in the foregoing clauses (A) and (B), notwithstanding any limitations set forth in Subsection 2.3, and apply the proceeds of such Revolving Credit Loans in payment of the Borrower's L/C Reimbursement Obligations and other obligations in connection with such payment.


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


       3.4    Commissions, Fees and Charges.

              (a) In the case of each issuance, renewal or extension of any Letter of Credit, the Borrower agrees to pay to the Lender (i) an issuance fee equal to Five Hundred Dollars ($500.00), and (ii) a commission on the face amount of such Letter of Credit calculated at the L/C Commission Rate, based upon a year of 360 days and payable for the actual number of days in the original term, the renewal term or the extended term of such Letter of Credit, provided that the amount of such commission shall not be less than Two Hundred Fifty Dollars ($250.00) per quarter annum (or a portion thereof). The Borrower shall not be entitled to receive a refund or rebate of any such fees or commissions in the event of early termination of a Letter of Credit.

              (b) Payment of the fees set forth in this Subsection shall be a condition to the issuance of each Letter of Credit; provided that, in the case of any automatic renewal or automatic extension of any Letter of Credit in accordance with the terms thereof, the Borrower shall pay such fees before the date of such automatic renewal or automatic extension.

              (c) In addition to the fees referred to above in this Subsection, the Borrower agrees to pay or reimburse the Lender for such normal and customary fees, costs and expenses as are incurred or charged by the Lender or any correspondents of the Lender in issuing, effecting payment under, maintaining or administering any Letter of Credit (including, without limitation, amendment fees, correspondent bank fees, reissuance costs and cancellation fees) upon notice and invoice by the Lender to the Borrower of such costs and expenses.

       3.5 Interest on Amounts Disbursed under Letters of Credit. The Borrower agrees to pay to the Lender interest on any and all amounts drawn under any Letter of Credit until reimbursed in full at a fluctuating rate per annum equal to the rate applicable to Revolving Credit Loans. Interest accrued hereunder shall be payable on demand. All payments by the Borrower to the Lender shall be made in lawful currency of the United States and in immediately available funds without setoff or counterclaim to the Lender at its office specified in Subsection 9.3.

       3.6    Computation of Interest and Fees; Payment not on Business Days.

              (a) Any change in any interest rate under this Section 3 resulting from a change in the Prime Rate shall become effective as of the opening of business on the day on which such change in the Prime Rate becomes effective.

              (b) If any payment under this Section 3 becomes due and payable on a day which is not a Business Day, the maturity thereof shall be extended to the next succeeding Business Day, and, in the case of any amount drawn under a Letter of Credit, interest thereon shall be payable at the then applicable rate during such extension.

       3.7 Increased Costs. If any generally applicable law or regulation or other Requirement of Law, or any change in the interpretation or application thereof by any


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                                                    Initial        Initial

Governmental Authority charged with the administration thereof, shall either (a) impose, modify, assess or deem applicable any reserve, special deposit, assessment, capital adequacy or similar requirement against letters of credit issued by the Lender or (b) impose on the Lender any other condition regarding any Letter of Credit, and the result of any event referred to in clauses (a) or
(b) above shall be to increase the cost to the Lender of issuing or maintaining such Letter of Credit, then, within ten (10) Business Days after delivery to the Borrower by the Lender of a certificate as to the fact and amount of such increased cost, the Borrower shall pay to the Lender such additional amounts reasonably allocable to this Agreement which shall be sufficient to compensate the Lender for such increased cost, together with interest on each such amount from the date such certificate is received by the Borrower until payment in full thereof at the rate provided in Subsection 3.5. A certificate as to the fact and amount of such increased cost incurred by the Lender as a result of any event mentioned in clauses (a) or (b) above, submitted by the Lender to the Borrower, shall show the means by which such additional amounts have been calculated and shall be conclusive, absent manifest error. This covenant shall survive the termination of this Agreement and payment of the Note for a period of one (1) year.

       3.8    Nature of Obligations; Indemnities.

              (a) The obligations of the Borrower under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against the Lender, any correspondents of the Lender or any beneficiary of a Letter of Credit; provided that this provision shall not be deemed a waiver by the Borrower of the assertion of any compulsory counterclaim. The Borrower assumes all risks of the acts or omissions of the users of the Letters of Credit and all risks of the misuse of the Letters of Credit. None of the Lender or any of its correspondents shall be responsible:

                     (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any draft drawn under any Letter of Credit or any document specified in any applications for any of the Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent, or forged and even if the Borrower shall have notified the Lender or any of its correspondents thereof;

                     (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any of the Letters of Credit or any of the rights or benefits thereunder or proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason;

                     (iii) for failure of any draft to bear any reference or adequate reference to any of the Letters of Credit, or failure of any Person to note the amount of any draft on the reverse of any of the Letters of Credit or to surrender or to take up any of the Letters of Credit or to send forward any such document apart from drafts as required by the terms of any of the Letters of Credit, each of which provisions, if contained in a Letter of Credit itself, it is agreed, may be waived by the Lender;


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                                                    Initial        Initial

                     (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not in cipher;

                     (v) for any error, neglect, default, suspension or insolvency of any correspondents of the Lender;

                     (vi) for errors in translation or for errors in interpretation of technical terms;

                     (vii) for any loss or delay, in the transmission or otherwise, of any such document or draft or of proceeds thereof;

                     (viii) for any failure of any draft or document presented under a Letter of Credit to comply with, or for any determination by the Lender whether the same complies with, the terms of such Letter of Credit; or

                     (ix) for any other circumstances whatsoever in making or failing to make payment under a Letter of Credit; provided that the Borrower shall have a claim against the Lender, and the Lender shall be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential, damages suffered by the Borrower which the Borrower proves were caused by the Lender's willful misconduct or gross negligence. None of the above shall affect, impair or prevent the vesting of any of the rights or powers of the Lender. The Lender shall have the right to transmit the terms of the Letter of Credit as requested without translating them.

              (b) In furtherance and extension and not in limitation of the specific provisions in this Section 3, (i) any action taken or omitted by the Lender or by any of its correspondents under or in connection with any of the Letters of Credit, if taken or omitted in good faith or pursuant to instructions of the Borrower, shall be binding upon the Borrower and shall not put the Lender or any of its correspondents under any resulting liability to the Borrower and
(ii) the Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

              (c) The Borrower hereby agrees at all times to protect, indemnify and save harmless the Lender and its correspondents from and against any and all claims, actions, suits and other legal proceedings, and from and against any and all losses, claims, demands, liabilities, damages, costs, charges, reasonable counsel fees and other expenses which they or any of them may, at any time, sustain or incur by reason of or in consequence of or arising out of the issuance of any of the Letters of Credit unless caused by the Lender's gross negligence or willful misconduct; it being the intention of the parties that this Agreement shall be construed and applied to protect and indemnify the Lender and its correspondents against any and all risks involved in the issuance of all of the Letters of Credit unless caused by the Lender's gross negligence or willful misconduct, all of which risks, whether or not foreseeable, being hereby assumed by the Borrower, including, without limitation, any and all risks of all acts by any Governmental Authority, domestic or foreign. The Lender and its correspondents shall not in any


                                     - 25 -

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


way be liable for any failure by any of them or any other Person to pay a draft drawn under any of the Letters of Credit as a result of any acts, whether rightful or wrongful, of any Governmental Authority, or any other cause not readily within their control or the control of their respective correspondents, agents or sub-agents. Without limiting the generality of the foregoing, the Borrower shall reimburse the Lender and its correspondents, and shall pay and indemnify the Lender and its correspondents, against payment of, out-of-pocket costs and expenses, withholding taxes, liabilities and damages, including, without limitation, attorneys' fees, incurred or sustained by any of them in connection with any of the Letters of Credit or by reason of any such failure to pay. Also, without limiting the generality of the foregoing, the Borrower shall be responsible for, and shall reimburse the Lender upon demand for, any and all commissions, fees and other charges paid or payable by the Lender to any bank which shall be an advising bank or a beneficiary of a Letter of Credit which shall, in reliance thereon, have issued its own letter of credit in respect of obligations of the Borrower.

       3.9 Inconsistency in Documents. In the event of any conflict or inconsistency between any provision of any L/C Agreement, or the interpretation or construction thereof, and any provision of this Agreement, or the interpretation or construction thereof, then the provision of this Agreement, or the interpretation or construction thereof, shall control.

       3.10   Cash Collateral for Letters of Credit.

              (a) Beginning on August 1, 2000, and each month thereafter until the amount on deposit in the Cash Collateral Account equals 110% of the face amount of all Letters of Credit, the Borrower shall deposit $250,000 into an interest-bearing account maintained at the Lender (the "Cash Collateral Account"). The sums on deposit in the Cash Collateral Account shall secure payment of all Letters of Credit.

              (b) In addition to and not in substitution of the Borrower's payment obligations set forth in Subsection 3.10(a) above, the Borrower shall pay to the Lender, for deposit into the Cash Collateral Account, all Excess Prepayments, until the amount on deposit in the Cash Collateral Account equals 110% of the face amount of all Letters of Credit.

       SECTION 4. REPRESENTATIONS AND WARRANTIES

       To induce the Lender to enter into this Agreement and to make the Revolving Credit Loans and to issue Letters of Credit, the Borrower hereby represents and warrants to the Lender that:

       4.1 Financial Condition. The following financial statements of the Borrower have been delivered to the Lender:


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


              (a) the audited consolidated statement of income and retained earnings of the Borrower for the fiscal year of the Borrower ended January 31, 2000, and the audited consolidated statement of cash flows of the Borrower for such fiscal year, and the audited consolidated balance sheet of the Borrower as at the end of such fiscal year; and

              (b) the statement of income and retained earnings of the Borrower for the quarterly accounting period of the Borrower ended January 31, 2000, and for the current fiscal year of the Borrower through the end of such quarterly accounting period, and the statement of cash flows of the Borrower for such quarterly accounting period and for the current fiscal year of the Borrower through the end of such quarterly accounting period, and the balance sheet of the Borrower as at the end of such quarterly accounting period.

The documents listed in this Subsection 4.1 have been prepared in conformity with GAAP consistently applied, are correct and complete in all material respects and present fairly the financial position of the Borrower as of the dates of such statements and the results of operations of the Borrower for the periods covered by such statements.

       4.2 No Change. As of the Closing Date, there shall not have been any material adverse change in the business, operations, property or financial or other condition of the Borrower from the date of the most recent financial statements referred to in Subsection 4.1 hereof.

       4.3    Organization and Good Standing; Compliance with Law. The Borrower
(a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (b) has the legal right to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified to conduct business and is in good standing under the laws of the State of Delaware, the Commonwealth of Virginia, the Commonwealth of Pennsylvania, the State of Texas, the State of Illinois, the State of California and each other jurisdiction in which such qualification is required by applicable law, and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

       4.4 Authorization; Enforceable Obligations. The Borrower has the legal right to make, deliver and perform the Credit Documents to which it is a party and to borrow hereunder and has taken all necessary action to authorize the borrowings on the terms and conditions of this Agreement and the Note and to authorize the execution, delivery and performance of the Credit Documents to which it is a party. No consent or authorization of, filing with or other act by or in respect of any Governmental Authority is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Credit Documents to which the Borrower is a party except those which have been obtained or performed and are in full force and effect. This Agreement has been, and each other Credit Document to which it is a party will be, duly executed and delivered on behalf of the Borrower. This Agreement constitutes, and each other Credit Document to which it is a party when executed and delivered will constitute, a legal, valid and binding obligation of the Borrower


                                     - 27 -

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


enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

       4.5 No Legal Bar. The execution, delivery and performance of the Credit Documents to which the Borrower is a party, the borrowings hereunder and the use of the proceeds thereof, will not violate any Requirement of Law or any Contractual Obligation of the Borrower, and will not result in, or require, the creation or imposition of any Lien on any of its properties or revenues pursuant to any Requirement of Law or Contractual Obligation, except as contemplated by the Credit Documents.

       4.6    No Material Litigation; Labor Matters. Except as set forth in
Schedule 4.6, no litigation, proceeding or, to the Borrower's actual knowledge, investigation of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or against any of its properties or revenues (a) with respect to any of the Credit Documents or any of the transactions contemplated hereby or thereby, or (b) which, if determined adversely to the Borrower, could reasonably be expected to have a Material Adverse Effect. There are no strikes, work stoppages, grievance proceedings or other controversies pending or, to the knowledge and belief of the Borrower, imminent or threatened between the Borrower and any employees of the Borrower or between the Borrower and any union or other collective bargaining unit representing employees of the Borrower which could reasonably be expected to have a Material Adverse Effect.

       4.7 No Default. The Borrower is not in default under or with respect to any Contractual Obligation in any respect which could reasonably be expected to have a Material Adverse Effect. As of the date hereof, the Borrower has failed to comply with:

              (a) the Fixed Charge Coverage Ratio covenant (Subsection 7.1 of the Amended and Restated Credit Agreement) for the fiscal year ending January 31, 2000;

              (b) the Leverage Ratio covenant (Subsection 7.1 of the Amended and Restated Credit Agreement) for the quarter ending January 31, 2000;

              (c) the Minimum Tangible Net Worth covenant (Subsection 7.1 of the Amended and Restated Credit Agreement) for the quarter ending January 31, 2000;

              (d) the requirement to reduce the Existing Letters of Credit to $3,500,000 by March 1, 2000 (Subsection 3.1 of the Amended and Restated Credit Agreement);

              (e) the requirement to deliver the original RICs to the Lender by no later than February 29, 2000 (Subsection 6.14 of the Amended and Restated Credit Agreement);


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


              (f) the requirement to obtain approval of its business plan by its Board of Directors by no later than March 27, 2000 (Subsection 6.16 of the Amended and Restated Credit Agreement); and

              (g) the requirement that the Borrower deliver its final 10-K to the Lender within 100 days of its fiscal year end (Subsection 6.1(f) of the Amended and Restated Credit Agreement).

       As of the Closing Date, upon execution of this Agreement and all documents to be executed in connection with this Agreement, all existing Events of Default shall have been cured or waived.

       4.8 Ownership of Property; Liens. The Borrower has good title to all of its property, and none of its property is subject to any Lien, except as permitted by Subsection 7.3. The Borrower is not the taxpayer against whom the State of Texas filed in Dallas County, Texas, on July 5, 1990, a state tax lien in the amount of $23,341.01, no. 90130-2027.

       4.9 Business Premises. The Borrower does not own, lease, sublease, occupy, use or operate any real property or improvements other than the Borrower Business Premises. The Borrower's chief executive office (within the meaning of Section 9-103 of the Virginia Uniform Commercial Code) is located at the Borrower Chief Executive Office. All financial books and records of the Borrower are located at the Borrower Business Premises.

       4.10 Subsidiaries. The Borrower has no Subsidiaries except for the Canadian Corporations.

       4.11 Environmental. To the Borrower's knowledge and except as set forth in Schedule 4.11:

              (a) no Hazardous Substance has been released, discharged, spilled, emitted or disposed of on any Obligor Use Property by the Borrower or under circumstances as a result of which the Borrower would be liable or financially responsible for damages or the cost of remediation or clean-up;

              (b) there is no existing Hazardous Substance Contamination of any Obligor Use Property which was caused by the Borrower or under circumstances as a result of which the Borrower would be liable or financially responsible for damages or the cost of remediation or clean-up;

              (c) all operations now or previously conducted on Obligor Use Property by the Borrower comply with all Environmental Laws;

                                                    -------------- -------------
                                                    Initial        Initial

              (d) no underground storage tanks have been installed on any Obligor Use Property by the Borrower or under circumstances as a result of which the Borrower would be liable or financially responsible for damages or the cost of removal, remediation or cleanup; and

              (e) except as set forth in Schedule 4.11, the Borrower has not received, and is not aware of, any Environmental Claim against, relating to or affecting in any way the Borrower or the Borrower's use of any Obligor Use Property or any operations conducted on any Obligor Use Property by the Borrower.

       4.12 Solvency. On the Closing Date and after giving effect to the borrowings hereunder on such date and to all other Indebtedness being incurred on such date in connection therewith (a) the sum of the assets, at a fair valuation, of the Borrower will, as of such date, exceed the Borrower's debts as reflected in its most current balance sheet, (b) the present fair saleable value of the assets of the Borrower will, as of such date, be greater than the amount that will be required to pay the Borrower's liability on its debts as such debts become absolute and matured, and (c) the Borrower will have, as of such date, sufficient capital with which to conduct its business. For purposes of this Subsection, "debt" means "liability on a claim" and "claim" means any (i) right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

       4.13 Taxes. The Borrower has filed or caused to be filed all tax returns which are required to be filed by the Borrower, and the Borrower has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any taxes the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower); and no tax lien has been filed and, to the knowledge of the Borrower, no claim is being asserted with respect to any such tax, fee or other charge.

       4.14   Federal Regulations.

              (a) No part of the proceeds of any of the Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect or for any purpose which violates the provisions of any Regulations of the Board of Governors; and

              (b) if requested by the Lender, the Borrower will furnish to the Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-I referred to in Regulation U.


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       4.15   Employee Matters.

              (a) With respect to each employee pension benefit plan, as defined in Section 3(2) of the ERISA (a "Retirement Plan"), established or maintained or to which contributions have been made by or for the Borrower, or any Subsidiary of the Borrower (including, for purposes of this Section, any Commonly Controlled Entity):

                     (i) each Retirement Plan, including all amendments, that is intended to be a qualified plan under Section 401 of the Code (a "Qualified Plan"), is the subject of a favorable determination letter from the Internal Revenue Service (or an application for such a letter is presently pending);

                     (ii) each Qualified Plan is and has at all times been qualified, in form and operation, under Section 401(a) of the Code;

                     (iii) the Retirement Plan is and has at all times been administered, maintained and operated in compliance with its terms and with all applicable provisions of the Code, ERISA and all other applicable Requirements of Law;

                     (iv) neither the Borrower nor any Subsidiary of the Borrower, nor, to the actual knowledge of any director or officer of the Borrower or any Subsidiary of the Borrower, any other Person who or which is a "party in interest" (as defined in Section 3(14) of ERISA), or a "disqualified person" (as defined in Section 4975(e)(2) of the Code), has acted or failed to act with respect to the Retirement Plan in any manner which constitutes a breach of fiduciary responsibility within the meaning of Title I, Subtitle B, Part 4 of ERISA, a prohibited transaction within the meaning of Section 4975 of the Code or Sections 406 through 408 of ERISA, or any other material violation of ERISA;

                     (v) no contributions to or benefits payable under the Retirement Plan are past due;

                     (vi) no proceedings or investigations are pending before the Internal Revenue Service, the Department of Labor or any court with respect to the Retirement Plan or the operation thereof;

                     (vii) if the Retirement Plan is a multiemployer plan, as defined in Sections 3(37) or 4001(a)(3) of ERISA, neither the Borrower nor any Subsidiary of the Borrower has incurred, and neither the Borrower nor any Subsidiary of the Borrower expects to incur, any withdrawal liability which has not been satisfied in connection with any complete or partial withdrawal from the Retirement Plan occurring on or before the date hereof; and

                     (viii) if subject thereto, the Retirement Plan has been funded in accordance with the minimum funding standards described in Section 412 of the Code and Title I, Subtitle B, Part 3 of ERISA (for which purpose there is no "accumulated funding deficiency,"


                                     - 31 -

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


whether or not waived), and in accordance with principles that are actuarially sound for such Retirement Plan.

              (b) With respect to each Retirement Plan which is a defined benefit plan, as defined in Section 3(35) of ERISA:

                     (i) no event has occurred within the twelve (12)-month period preceding the date hereof, or, to the knowledge of any director or officer of the Borrower or any Subsidiary of the Borrower, is threatened or about to occur, which would materially adversely affect the actuarial status of the Retirement Plan;

                     (ii) no fact exists in connection with the Retirement Plan (or with respect to any other defined benefit plan maintained by the Borrower or any Subsidiary of the Borrower at any time after September 2, 1974) which constitutes a reportable event (other than those for which notice has been waived by the PBGC) under Section 4043(b) of ERISA or which constitutes grounds for termination by, or other liability to, the PBGC pursuant to Title IV of ERISA;

                     (iii) all premiums due the PBGC have been timely paid; and

                     (iv) if the Retirement Plan were terminated, the termination would qualify under the standard termination procedure, as described in Section 4041(b) of ERISA (and Part 2617 of the PBGC regulations), without payment of any additional contributions by the Borrower or any Subsidiary of the Borrower.

              (c) With respect to each employee welfare benefit plan, as defined in Section 3(1) of ERISA (a "Welfare Plan"), established or maintained or to which contributions have been made by or for the Borrower or any Subsidiary of the Borrower:

                     (i) the Welfare Plan is and has at all times been administered, maintained and operated in substantial compliance with its terms and with all applicable provisions of ERISA and the Code (including the continuation coverage requirements for group health plans, commonly known as "COBRA requirements," under former Sections 106(b), 162(i)(2) and (3), and 162(k) of the Code, Section 4980B of the Code and Sections 601-608 of ERISA) and all other applicable Requirements of Law;

                     (ii) neither the Borrower nor any Subsidiary of the Borrower nor, to the actual knowledge of any director or officer of the Borrower or any Subsidiary of the Borrower, any other Person who or which is a party in interest as defined in Section 3(14) of ERISA, has acted or failed to act with respect to the Welfare Plan in any manner which constitutes a breach of fiduciary responsibility within the meaning of Title I, Subtitle B, Part 4 of ERISA, a prohibited transaction within the meaning of Sections 406 through 408 of ERISA, or any other violation of ERISA;


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


                     (iii) no contributions to or benefits payable under the Welfare Plan are past due;

                     (iv) no proceedings, investigations, filings or other matters are pending before the Department of Labor or any court, with respect to the Welfare Plan or the operation thereof; and

                     (v) the Welfare Plan is either unfunded or is funded solely through insurance contracts.

              (d) All Retirement Plans and Welfare Plans (jointly "Benefit Plans") are in substantial compliance with all applicable reporting, disclosure and other requirements of the Code and ERISA.

              (e) There are no actions, suits or claims pending or, to the best knowledge of the Borrower or any Subsidiary of the Borrower, threatened with respect to any Benefit Plan, or any administrator or fiduciary thereof, other than routine claims for benefits under such Plan.

       4.16 Investment Company Act; Other Regulations. The Borrower is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

       4.17 Accuracy and Completeness of Information. All information and reports with respect to the Borrower (other than projections) furnished to the Lender by the Borrower or on behalf of the Borrower were, at the time the same were so furnished, complete and correct in all material respects, or have been subsequently supplemented by other information and reports to the extent necessary to give the Lender a fair and accurate knowledge of the subject matter in all material respects. All projections with respect to the Borrower so furnished by the Borrower, as supplemented, were prepared and presented in good faith, it being recognized by the Lender that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. No fact is known to the Borrower which materially and adversely affects or in the future may (so far as the Borrower can reasonably foresee) materially and adversely affect the business, assets or liabilities, financial condition, results of operations or business prospects of the Borrower which has not been set forth in the financial statements referred to in Subsection 4.1 or in such information and reports disclosed in writing to the Lender prior to the date hereof. No document furnished or statement made in writing to the Lender by the Borrower in connection with the negotiation, preparation or execution of this Agreement contains any untrue statement of a material fact, or omits to state any such material fact necessary in order to make the statements contained therein not misleading, in either case which has not been corrected, supplemented or remedied by subsequent documents furnished or statements made in writing to the Lender.

       4.18 Purpose of Loans. The Borrower shall use the proceeds of all Revolving Credit Loans for working capital and to fund a limited amount of Capital Expenditures.


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       4.19   CLCQ and Delta College.

              (a) Each of CLCQ and Delta College (i) is a Quebec corporation duly organized, validly existing and in good standing, (ii) has the legal right to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (iii) is duly qualified to conduct business and is in good standing in each jurisdiction in which such qualification is required by applicable Requirement of Law, and (iv) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

              (b) The authorized capital stock of CLCQ consists of two (2) classes, namely Common Shares, having voting rights, and Dividend Access Shares, having no voting rights except as provided in Sections 10.1, 11.1 and 12.2 of the Articles of Incorporation of CLCQ. All of the issued and outstanding capital stock of each class of CLCQ stock is legally and beneficially owned by the persons and in the amounts set forth in Exhibit F attached hereto. All of the issued and outstanding capital stock of each class of Delta College is legally and beneficially owned by CLCQ, with the discretionary power and right to exercise all rights and privileges, including voting rights, with respect thereto.

              (c) No litigation, proceeding or, to the Borrower's actual knowledge, investigation of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against CLCQ or Delta College or against any of their properties or revenues which, if determined adversely to CLCQ or Delta College, as the case may be, could reasonably be expected to have a Material Adverse Effect. There are no strikes, work stoppages, grievance proceedings or other controversies pending or, to the knowledge and belief of the Borrower, imminent or threatened between CLCQ or Delta College and any employees of CLCQ or Delta College, respectively, or between CLCQ or Delta College and any union or other collective bargaining unit representing employees of CLCQ or Delta College, respectively, which could reasonably be expected to have a Material Adverse Effect.

              (d) Neither CLCQ nor Delta College is in default under or with respect to any Contractual Obligation in any respect which could reasonably be expected to have a Material Adverse Effect. The sum of the assets of each of Delta College and CLCQ, at a fair valuation, exceeds the debts of CLCQ and Delta College, respectively, exclusive, in the case of Delta College, of debts of Delta College to the Borrower or CLCQ. The present fair salable value of the assets of each of CLCQ and Delta College is greater than the amount required to pay the liability on the debts of CLCQ and Delta College, respectively, as such debts become absolute and matured, exclusive, in the case of Delta College, of debts of Delta College to the Borrower or CLCQ. Each of CLCQ and Delta College has sufficient capital with which to conduct its business. For purposes of this Subsection, "debt" means "liability on a claim" and "claim" means any (i) right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is


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


reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

              (e) Each of CLCQ and Delta College has good title to all of its property, and none of such property is subject to any Lien, except as permitted by Subsection 7.3.

              (f) To the Borrower's knowledge: (i) no Hazardous Substance has been released, discharged, spilled, emitted or disposed of on any Obligor Use Property by CLCQ or Delta College or under any circumstances as a result of which CLCQ or Delta College would be liable or financially responsible for damages or the cost of remediation or clean-up; (ii) there is no existing Hazardous Substance Contamination of any Obligor Use Property which was caused by CLCQ or Delta College or under circumstances as a result of which CLCQ or Delta College would be liable or financially responsible for damages or the cost of remediation or clean-up; (iii) all operations now or previously conducted on Obligor Use Property by CLCQ or Delta College comply with all Environmental Laws; (iv) no underground storage tanks have been installed on any Obligor Use Property by CLCQ or Delta College or under circumstances as a result of which CLCQ or Delta College would be liable or financially responsible for damages or the cost of removal, remediation or clean-up; and (v) neither CLCQ nor Delta College has received, and neither CLCQ nor Delta College is aware of, any Environmental Claim against, relating to or affecting in any way CLCQ or Delta College or the use of any Obligor use Property by CLCQ or Delta College or any operations conducted on any Obligor Use Property by CLCQ or Delta College.

              (g) Each of CLCQ and Delta College has filed or caused to be filed all tax returns which are required to be filed by it, and each of CLCQ and Delta College has paid all taxes shown to be due and payable on said returns on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than taxes the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of CLCQ or Delta College, as applicable), and, to the knowledge of the Borrower, no claim is being asserted with respect to any such tax, fee or other charge. No tax lien has been filed against CLCQ or Delta College or any of their assets.

       4.20 No Intent to File Bankruptcy. The Borrower does not have any present intent (i) to file any voluntary petition in bankruptcy under any chapter of the Bankruptcy Code or to have any involuntary petition in bankruptcy filed against it under any chapter of the Bankruptcy Code or (ii) in any manner directly or indirectly to seek relief, protection, reorganization, liquidation, dissolution, or similar relief for debtors under any federal, state or local law, or in equity, or (iii) in any manner directly or indirectly to cause any part of the Collateral to be the subject of any bankruptcy or insolvency proceedings or the property of any bankruptcy or insolvency estate; and the Borrower acknowledges and agrees that the filing of any such petition or any action taken by the Borrower to cause the filing of any such petition would be in bad faith, contrary to the purposes of the Bankruptcy Code, and solely for purposes


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


of delaying, inhibiting, or interfering with the exercise by the Lender of its rights and remedies with respect to the Collateral and the Credit Facilities.

       SECTION 5. CONDITIONS PRECEDENT

       5.1 Documents and Other Deliveries at Closing. No waiver or other agreement of the Lender as set forth in this Agreement or any other document executed contemporaneously with this Agreement shall be effective or binding on the Lender until and unless the Lender shall have received:

              (a)    Credit Documents. In form and content satisfactory to the
Lender: (i) this Agreement, duly executed and delivered by an Authorized Officer of the Borrower; (ii) the Third Amended and Restated Revolving Credit Note, conforming to the requirements hereof and duly executed and delivered by an Authorized Officer of the Borrower; (iii) the Second Amended and Restated Security Agreement duly executed and delivered by an Authorized Officer of the Borrower; and (iv) such financing statements executed by the Borrower as the Lender may require to further evidence or perfect the rights and interests granted or contemplated to be granted to or for the benefit of the Lender pursuant to the Credit Documents.

              (b) Borrowing Certificate. A Borrowing Certificate of the Borrower dated the Closing Date, substantially in the form of Exhibit D, with appropriate insertions and attachments, satisfactory in form and substance to the Lender and its counsel, duly executed by an Authorized Officer of the Borrower.

              (c) Borrower Proceedings. Copies of all corporate proceedings undertaken by the Borrower, in form and substance satisfactory to the Lender, authorizing (i) the execution, delivery and performance of this Agreement and the other Credit Documents as described in subparagraph (a) above, (ii) the borrowings contemplated thereunder and (iii) the granting by it of the security interests and other Liens granted or to be granted by it pursuant to the Credit Documents, Certified as to authenticity by an Authorized Officer of the Borrower, as of the Closing Date, which certificate shall state that the proceedings thereby Certified are in full force and effect and have not been amended, modified, revoked or rescinded as of the date of such certificate.

              (d) Borrower Incumbency Certificate. Certificate of an Authorized Officer of the Borrower, dated the Closing Date, as to the incumbency and signature of the Authorized Officers of the Borrower executing any Credit Document, satisfactory in form and substance to the Lender and its counsel, duly executed by the Authorized Officers of the Borrower.

              (e) Filings, Registrations and Recordings. All filings, registrations and recordings necessary, in the judgment of the Lender, to perfect, make enforceable or give first priority to any security interest or other Lien granted to or for the benefit of the Lender pursuant to the Credit Documents, with the payment of any necessary fee, tax or expense relating thereto.


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              (f)    Other Documents. Such other documents as the Lender or its counsel shall reasonably require.

              (g) Payment of Expenses. Payment of all expenses of the Lender then incurred, pursuant to Section 9.6 below.

       5.2 Conditions to Each Loan. The agreement of the Lender to make any Revolving Credit Loan requested to be made by it on any date, or to issue any Letter of Credit requested to be issued by it on any date, is subject to the satisfaction of the following conditions precedent as of the date such Revolving Credit Loan is requested to be made or such Letter of Credit is requested to be issued:

              (a) Representations and Warranties. Each of the representations and warranties made by the Borrower in or pursuant to the Credit Documents shall be true and complete in all material respects on and as of such date as if made on and as of such date.

              (b) No Default. No Default or Event of Default shall be continuing on such date.

              (c) No Material Litigation. No Material Litigation shall be pending or, to the Borrower's knowledge, overtly threatened in writing against the Borrower or any Subsidiary of the Borrower.

              (d) No Material Adverse Change. There shall not have occurred any event or change since the date of the financial statements referred to in Subsection 4.1 which has had a Material Adverse Effect.

              (e) Additional Matters. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Credit Documents shall be satisfactory in form and substance to the Lender, and the Lender shall have received such other instruments, legal opinions and other documents in respect of any aspect or consequence of the transactions contemplated hereby or thereby as the Lender shall reasonably request. Each borrowing by the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such borrowing that the conditions contained in this Subsection 5.2 have been satisfied.

       5.3    Post-Closing Requirements.

              (a) Landlord Waivers. The Borrower shall make its best, diligent effort to deliver to the Lender on or before June 30, 2000 a written agreement of (i) the owners of the Borrower Institutions located in Virginia,
(ii) the owners of the Borrower Institutions located in Pennsylvania, and (iii) the owners of the Borrower Institutions located in Texas, consenting to enforcement of the Lender's rights in connection therewith, shall deliver to the Lender promptly


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upon delivery to a landlord a copy of each piece of correspondence directed to the landlord by the Borrower requesting or with respect to such consent, and shall deliver to the Lender promptly upon receipt copies of all correspondence received from any landlord with respect to such consent. The Borrower authorizes the Lender to communicate directly with any landlord to resolve any issues regarding the landlord's consent to the Lender's enforcement of its rights in the Borrower's property located at the landlord's premises.

              (b) Bank Notice Letters. Promptly upon request of the Lender, the Borrower shall execute and deliver to the Lender letters in the form of Exhibit G directed to each bank where the Borrower maintains a depository account notifying the bank of the Lender's superior security interest in the account.

              (c) Board of Director Approval. On or before May 31, 2000, the Borrower shall deliver evidence satisfactory to the Lender of the approval by the Borrower's Board of Directors of the business plan (and the May 5, 2000 budget) described in Subsection 6.16.

       SECTION 6. AFFIRMATIVE COVENANTS

       The Borrower agrees that, until all of the Obligations have been paid in full and there exists no contingent or non-contingent commitment by the Lender which could give rise to any Obligations, the Borrower shall:

       6.1 Financial Information. Furnish to the Lender by mail at 1970 Chain Bridge Road, VA-1954, McLean, Virginia 22102-4099, attention J. David Linthicum, or by facsimile to J. David Linthicum at 703-760-5817:

              (a) as soon as available, but in no event more than 35 days after the end of each month of February, March, May, June, August, September, November and December, a statement of income and retained earnings of the Borrower and its Subsidiaries for the month, a balance sheet of the Borrower and its Subsidiaries as of the end of the month, and a statement of cash flows for the Borrower and its Subsidiaries for the month, all with supporting schedules, and all in detail and scope satisfactory to the Lender, including sufficient detail showing the calculation of each component of each financial covenant set forth in Subsection 7.1 below, and Certified by the chief financial officer of the Borrower;

              (b) as soon as available, but in no event more than 45 days after the end of each fiscal quarter ending on April 30, July 31 and October 31, a statement of income and retained earnings of the Borrower and its Subsidiaries for the quarter, a balance sheet of the Borrower and its Subsidiaries as of the end of the quarter, and a statement of cash flows for the Borrower and its Subsidiaries for the quarter, all with supporting schedules, and all in detail and scope satisfactory to the Lender, including sufficient detail showing the calculation of each component of each financial covenant set forth in Subsection
7.1 below, and Certified by the chief financial officer of the Borrower;


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


              (c) as soon as available but in no event more than 60 days after the end of each fiscal year, a statement of income and retained earnings for the Borrower and its Subsidiaries for the fiscal year, a balance sheet of the Borrower and its Subsidiaries as of the end of the fiscal year, and a statement of cash flows for the Borrower and its Subsidiaries for the fiscal year, all with supporting schedules, and all in detail and scope satisfactory to the Lender, including sufficient detail showing the calculation of each component of each financial covenant set forth in Subsection 7.1 below, and Certified by the chief financial officer of the Borrower;

              (d) not later than the earlier of (i) 24 hours after filing with the Securities and Exchange Commission or (ii) 55 days after the end of each quarterly accounting period of the Borrower (A) a copy of the Borrower's Securities and Exchange Commission Form l0-Q containing a consolidated statement of income and retained earnings of the Borrower and its Subsidiaries for such quarterly accounting period and for the current fiscal year of the Borrower through the end of such quarterly accounting period, and a consolidated statement of cash flows of the Borrower and its Subsidiaries for the current fiscal year of the Borrower through the end of such quarterly accounting period, and a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such quarterly accounting period, all prepared in accordance with GAAP consistently applied, and accompanied by (x) an Officer Default Certificate as of the end of such quarterly accounting period, and (y) an Officer Financial Covenant Certificate as of the end of such quarterly accounting period, and, if applicable, (B) a consolidating statement of income and retained earnings of the Borrower and its Subsidiaries for such quarterly accounting period and for the current fiscal year of the Borrower through the end of such quarterly accounting period, and a consolidating statement of cash flows of the Borrower and its Subsidiaries for such quarterly accounting period and for the current fiscal year of the Borrower through the end of such quarterly accounting period, and a consolidating balance sheet of the Borrower and its Subsidiaries as of the end of such quarterly accounting period, all prepared in accordance with GAAP consistently applied;

              (e) not later than 55 days after the end of each quarterly accounting period of the Borrower and in form and content satisfactory to Lender, a schedule and aging of student account receivables (including in-school and out-of-school receivables) of the Borrower and its Subsidiaries as of the end of such quarterly accounting period;

              (f) not later than the earlier of (i) 24 hours after filing with the Securities and Exchange Commission or (ii) 100 days after the end of each fiscal year of the Borrower (A) a copy of the Borrower's Securities and Exchange Commission Form 10-K containing a consolidated statement of income and retained earnings of the Borrower and its Subsidiaries for such fiscal year, and a consolidated statement of cash flows of the Borrower and its Subsidiaries for such fiscal year, and a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, setting forth in each case in comparative form corresponding figures for the preceding fiscal year of the Borrower, all prepared in accordance with GAAP consistently applied and examined and audited by independent certified public accountants satisfactory to the Lender, in the discretion of the Lender exercised in good faith, and accompanied by (w) a report of such independent certified public accountants with respect to


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


such financial statements and examination which is satisfactory to the Lender,
(x) an Accountant Default Certificate, (y) an Officer Financial Covenant Certificate as at the end of such fiscal year, and (z) an Officer Default Certificate as at the end of such fiscal year, and (zz) an Officer Financial Aid Program Certificate for each fiscal year, and, if applicable, (B) a consolidating statement of income and retained earnings of the Borrower and its Subsidiaries for such fiscal year, and a consolidating statement of cash flows of the Borrower and its Subsidiaries for such fiscal year, and a consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, setting forth in each case in comparative form corresponding figures for the preceding fiscal year of the Borrower, all prepared in accordance with GAAP consistently applied by independent certified public accountants satisfactory to the Lender, in the discretion of the Lender exercised in good faith;

              (g) as soon as available but not later than April 30 of each year, a copy of projections by the Borrower of the operating budget and cash flow of the Borrower and its Subsidiaries for the fiscal year of the Borrower and its Subsidiaries, in substantially the form attached as Exhibit E; and (ii) as soon as available but not later than one (1) week after its submission to the U.S. Department of Education, a copy of a compliance audit of the administration by the Borrower and its Domestic Subsidiaries of Student Financial Aid Programs under Title IV of the Higher Education Act of 1965 conducted by independent certified public accountants or a government auditor and complying with all Requirements of Law;

              (h) promptly after transmission thereof, copies of all registration statements and all final regular, special or periodic reports which the Borrower or any of its Subsidiaries files with the United States Securities and Exchange Commission (or any successor thereto) or with any stock exchange; and

              (i) promptly after transmission thereof, but in no event less than once each year, a copy of the Management Letter or Internal Control Letter prepared by the Borrower's CPA firm and delivered to the Borrower; and

              (j) promptly after transmission thereof, all written information submitted to the Board of Directors, and all minutes of Board of Director and Committee meetings; and

              (k) promptly, such additional financial and other information as the Lender may from time to time reasonably request.

       6.2 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all of its obligations of whatever nature; and cause each of its Subsidiaries to pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all of its obligations of whatever nature.


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


       6.3. Conduct of Business and Maintenance of Existence. (a) Continue, and cause each of its Subsidiaries to continue, to engage in the business of information technology education; (b) preserve, renew and keep in full force and effect, and cause each of its Subsidiaries to preserve, renew and keep in full force and effect, its organizational existence; (c) take, and cause each of its Subsidiaries to take, all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business; and
(d) comply with, and cause each of its Subsidiaries to comply with, all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

       6.4 Maintenance of Property; Insurance. (a) Keep, and cause each of its Subsidiaries to keep, all property useful and necessary in its business in good working order and condition; and (b) maintain, and cause each of its Subsidiaries to maintain, with financially sound and reputable insurance companies such insurance in at least such amounts and against at least such risks (but including in any event property casualty, liability, product liability and business interruption) as is reasonably prudent, such insurance being acceptable to the Lender; and furnish to the Lender, upon written request, full information as to the insurance carried.

       6.5 Inspection of Property and Books and Records. (a) Keep, and cause each of its Subsidiaries to keep, proper books and records in which true and complete entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and (b) permit representatives of the Lender to visit and inspect any of its properties to review, audit, check and inspect the Borrower's books and records at any time with or without notice and to make abstracts and photocopies thereof, and to discuss the affairs, finances and accounts of the Borrower with the officers, directors, and other representatives of the Borrower and its accountant all at such times during normal business hours and other reasonable times and as often as the Lender may request. The Borrower shall pay to the Lender, upon demand, a cost of all such audits, field examinations, reviews, verifications and inspections.

       6.6    Notices. Promptly give notice to the Lender:

              (a)    of the occurrence of any Default or Event of Default;

              (b) (i) of receipt of any written notice of any default or event of default under or as defined in any Contractual Obligation of the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect; (ii) of any notice or knowledge that the Borrower or any Borrower Institution, or any educational program of any thereof, has been Disqualified, and (iii) of any notice or knowledge of any action or proceeding against, or any investigation or review of, the Borrower, any of its Subsidiaries or any Borrower Institution, or any educational program conducted by any thereof, by or on behalf of any accrediting agency, the Department of Education or any State of the United States of America or any other Governmental Authority;


                                     - 41 -

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


              (c) of Material Litigation pending or overtly threatened in writing against the Borrower or any of its Subsidiaries;

              (d) of any litigation or proceeding pending against the Borrower or any of its Subsidiaries involving an uninsured amount of One Hundred Thousand Dollars ($100,000.00) or more or in which injunctive or similar relief is sought; and

              (e) of the occurrence of any event which could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Subsection 6.6 shall be accompanied by a statement of an Authorized Officer setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

       6.7 Government Regulations. Subject to any other more specific provisions of this Agreement, comply with, and cause each of its Subsidiaries to comply with, all applicable Requirements of Law relating to the conduct of its business.

       6.8    Employee Benefit Plans.

              (a) At all times administer, maintain and operate, and cause each Subsidiary of the Borrower at all times to administer, maintain and operate, each of its Benefit Plans in conformity in all material respects with all applicable provisions of ERISA and other federal and state statutes relating to employee benefit plans (including the continuation coverage requirements of ERISA and the Code for group health plans under Section 4980B of the Code and Sections 601-608 of ERISA);

              (b) at all times make, and cause each such Subsidiary of the Borrower at all times to make, all required contributions and premium payments under each Benefit Plan for all periods after the date hereof;

              (c) comply in all material respects with, and cause each Subsidiary of the Borrower to comply in all material respects with, all applicable reporting, disclosure and other requirements of ERISA and the Code as they relate to Benefit Plans, and, if reasonably requested by the Lender, furnish the Lender with copies of all reports filed in connection therewith promptly after the filing thereof;

              (d) notify the Lender promptly of any fact, including, without limitation, any reportable event under Section 4043(b) of ERISA, arising in connection with any Retirement Plan which might constitute grounds for the termination thereof by the PBGC; and

              (e) furnish to the Lender, promptly upon its reasonable request therefor, such additional information concerning any Benefit Plan as the Lender may request.


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


       6.9    Environmental.

              (a) Cause all operations of the Borrower and its Subsidiaries to be conducted in compliance in all material respects with all applicable Environmental Laws;

              (b) promptly deliver to the Lender copies of all reports prepared by any Governmental Authority, any environmental auditor or engineer, or any other Person, relating to or in connection with any Environmental Claim against the Borrower or any of its Subsidiaries, unless the Borrower cannot obtain such reports or copies thereof;

              (c) notify the Lender in writing within 10 Business Days after the Borrower or any of its Subsidiaries shall have become aware of any Environmental Claim against the Borrower or any of its Subsidiaries or caused by any operations conducted by the Borrower or any of its Subsidiaries;

              (d) in the event that, to the knowledge of the Borrower or any of its Subsidiaries, any Hazardous Substance Contamination shall occur which was caused by the Borrower or any of its Subsidiaries or under circumstances as a result of which the Borrower or any of its Subsidiaries would be liable or financially responsible for damages or the cost of remediation or clean-up, or the Borrower or any of its Subsidiaries shall become aware of any non-compliance in any material respect of any Obligor Use Property with any Environmental Law by the Borrower or any of its Subsidiaries which occurred previously, exists now or shall exist hereafter (i) notify the Lender thereof in writing within 10 Business Days, (ii) if requested by the Lender, engage, at the Borrower's expense, and deliver to the Lender as promptly as feasible an Environmental Assessment with respect thereto containing or accompanied by a plan and budget in form and content reasonably satisfactory to the Lender for the remediation or cure thereof, (iii) as promptly as feasible, commence and diligently pursue to completion, or cause to be promptly commenced and diligently pursued to completion, all actions which are necessary to remediate or cure the same, all contractors to perform any work in connection therewith to be reasonably satisfactory to the Lender, and (iv) if requested by the Lender, deliver to the Lender, within 15 days after request therefor by the Lender, a bond, letter of credit or similar financial assurance reasonably satisfactory to the Lender evidencing that the funds necessary are available to pay the cost of such cure or remediation; and

              (e) indemnify, protect and defend the Lender, and its officers, directors, employees, attorneys and agents, and save harmless the Lender, and its officers, directors, employees, attorneys and agents, from and against any and all claims, demands, damages, losses, liabilities, obligations, penalties, litigation, defenses, judgments, decrees, orders, directives, suits, actions, proceedings, costs and expenses (including, without limitation, counsel fees and expenses and experts' fees and expenses) of any kind or nature whatsoever which may at any time be imposed upon, paid or incurred by or asserted or awarded against any of them relating to, resulting from or arising out of (i) the presence, manufacture, generation, production, processing, use, handling, treatment, storage, disposal, transportation or distribution on or about any Obligor Use Property of any Hazardous Substance by the Borrower or under any circumstances as a result of which the Borrower or any of its Subsidiaries would be liable or

                                                    -------------- -------------
                                                    Initial        Initial
financially responsible for damages or the cost of remediation or clean-up, (ii) any Hazardous Substance Contamination by the Borrower or any of its Subsidiaries or under circumstances as a result of which the Borrower or any of its Subsidiaries would be liable or financially responsible for damages or the cost of remediation or clean-up, (iii) any non-compliance in any material respect of any Obligor Use Property with any Environmental Law by the Borrower or any of its Subsidiaries which occurred previously, now exists or shall exist hereafter, or (iv) any costs associated with any remedial or curative action relating to any Hazardous Substances, any Hazardous Substance Contamination or any violation of any applicable Environmental Laws by the Borrower or any of its Subsidiaries. The indemnification obligations of the Borrower under this Subsection shall survive the termination of this Agreement and payment of the outstanding Note for a period of 3 years. The Lender agrees not to delay release of Collateral in accordance with the last sentence of Subsection 2.2 of the Borrower Security Agreement on account of any contingent obligation of the Borrower under the preceding sentence.

       6.10 Perfection of Security Interest. Cause the security interest granted to the Lender pursuant to the Borrower Security Agreement and any other documents executed contemporaneously with this Agreement to be duly perfected in accordance with applicable law with respect to all of the Collateral.

       6.11   Year 2000 Compatibility. (intentionally deleted).

       6.12 Primary Bank Accounts. Maintain all primary depository accounts at the Lender. The Borrower shall either deposit or (to the extent cash receipts are deposited into a non-Lender bank account because the Lender does not have a branch near the Borrower Institution) transfer daily all cash receipts into the Operating Account. Upon the occurrence of an Event of Default, and immediately upon demand by the Lender, the Borrower shall deposit all cash receipts directly into the Operating Account, and shall make all disbursements (except for tuition refunds) from the Operating Account.

       6.13 Weekly Cash Flow Projections. Furnish to the Lender by facsimile to Mr. J. David Linthicum at 703-760-5817, each Tuesday beginning on May 16, 2000, the Borrower's cash flow projection (of expected cash inflows and outflows and of expected borrowing requirements) for each of the next six weekly periods, together with the actual cash flow data for the prior week ending the previous Friday, in detail and scope satisfactory to the Lender in the Lender's sole and absolute discretion, certified by the Chief Financial Officer of the Borrower.

       6.14 Delivery of Original Retail Installment Contracts. Deliver by the 25th day of each month physical possession to the Lender of originals (with original signatures) of all Retail Installment Contracts (except those relating to Borrower Institutions located in Illinois), with respect to which the obligor/payor is no longer attending any classes being given by the Borrower, having either dropped the program or graduated from the program, and on which payments are due and owing to the Borrower, which are in the Borrower's possession and which the Borrower has failed to deliver to the Lender. The Lender acknowledges that the original RICs will be delivered to the Lender in a sealed envelope. The Borrower shall deliver with the originals of the RICs copies of the Borrower's business records setting forth payments received


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


on the RIC and the current balance owing on the RIC, an assignment (subject to the terms of the Borrower Security Agreement) executed by the Borrower covering each original RIC (on a form to be supplied by the Lender), and a certificate of the Borrower's CPA firm confirming that the CPA firm has reviewed the contents of the package of RICs delivered to the Lender and that the list prepared by the Borrower setting forth the contents of the package of RICs is true, accurate and complete. The Borrower shall deliver to the Lender within twenty-five (25) days after the end of each month a report showing payments and current balances on each original RIC, possession of which the Borrower has delivered to the Lender.

       6.15 Business Consultant. The Borrower acknowledges that it has retained McShane Group, Inc., a professional turnaround consultant (the "Consultant"). The Borrower acknowledges that the Consultant shall assist the Borrower in making permanent improvements in all aspects of the daily operations and management of the Borrower. The Borrower acknowledges that the Consultant shall assess the Borrower's current financial operations and organization, and shall render advice to the Borrower regarding cost reduction measures, streamlining of the organization and improving profitability. The Borrower authorizes the Consultant to communicate directly with the Lender at any and all times to discuss or review any aspect of the Borrower's business and any matter regarding the engagement between the Borrower and the Consultant, and to transmit any information relating to the Borrower's business to the Lender, all without any further authorization from or notice to the Borrower. The Borrower shall not terminate its contract with the Consultant unless the Lender shall so consent in writing, which consent shall not be unreasonably withheld or delayed. The Borrower shall continue employing the services of the Consultant until the Lender is satisfied, in its absolute and sole discretion, that the Consultant has fulfilled the functions and purposes for which it was retained.

       6.16 Business Plan. The Lender acknowledges that the Borrower has delivered to the Lender a business plan setting forth in specific detail the precise actions which the Borrower plans to take to enable it to replenish the Borrower's working capital, address operational issues of the Borrower, and return to profitability, which business plan shall be approved by the board of directors of the Borrower, and shall be consistent with the terms and conditions of the Credit Documents. The Consultant shall assist the Borrower in implementing the Business Plan and shall monitor and report to the Lender at least once every two weeks as to the progress being made toward implementing the Business Plan. The Business Plan shall include the budget dated May 5, 2000 printed at 9:33 a.m., and attached as Exhibit E.

       6.17 Tax Refunds. Make, execute and deliver all such assurances, instruments and documents as the Lender may request to vest in and assure to the Lender its rights and claims in and to any and all tax refunds owing to the Borrower, and execute and deliver to the Lender any agreements, notices and/or assignments and do such other things as may be satisfactory to the Lender in order that all sums due and to become due to the Borrower in the form of tax refunds shall be duly assigned to the Lender and paid over to the Lender by all federal or state governments which owe tax refunds to the Borrower.


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


       6.18 Borrowing Base. Deliver to the Lender on November 1, 2000 and on or before the 25th day of each month, commencing on November 25, 2000, a Borrowing Base Certificate as of the end of the preceding month, in the form attached as Exhibit H accompanied by a schedule listing all RICs in the Borrower's possession, including those RICs delivered with the Borrowing Base Certificate.

       6.19 Monthly Meeting. Hold a meeting at least once every month (face to face meetings once each quarter and all other meetings to be by telephone) to discuss the Borrower's financial condition, among the Lender, the Borrower's management, the Consultant and two members of the Borrower's Board of Directors, including the Chairman of the Board of Directors and at least one member of the Audit Committee.

       6.20 Correspondence from Department of Education. Deliver to the Lender promptly upon receipt all correspondence or other written documents received with respect to the Borrower from the Department of Education, pertaining to student loan or cash flow issues.

       6.21 HCM2 Information. Deliver to the Lender each month by the 25th day of the month a running tally of all deferred payments owing to the Borrower by the Department of Education on account of or as a result of the Borrower's HCM2 status. Immediately upon the Department of Education's modification of the Borrower's HCM2 status, the Borrower shall notify the Lender in writing of such change in status and of what the Borrower expects to collect from the Department of Education as a result of such modification. The Borrower agrees to immediately bill for and collect all such deferred payments becoming due as a result of such modification within 30 days following such notice to the Lender. All such HCM2 payments shall constitute Prepayment Sources.

       6.22 Financial Covenants. Comply with the following financial covenants:

              (a) Fixed Charge Coverage Ratio. As of the end of each of the following quarterly accounting periods, achieve at least the following Fixed Charge Coverage Ratio for the 12-month period then ending, calculated on a rolling four quarter basis:

                 Quarter Ending                             Ratio
                 --------------                             -----
        April 30, 2000                                  1.00 to 1.00

        July 31, 2000                                    .90 to 1.00

        October 31, 2000                                1.15 to 1.00

        January 31, 2001                                1.40 to 1.00

        April 30, 2001                                  1.50 to 1.00


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                                                    -------------- -------------
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


              (b) Tangible Net Worth. As of the following dates, achieve at least the Tangible Net Worth as follows:

                          Date                                              Amount
                          ----                                              ------
              July 31, 2000                        Tangible Net Worth as of April 30, 2000 less $2,300,000

              October 31, 2000                     Tangible Net Worth as of April 30, 2000 less $2,200,000

              January 31, 2001                     Tangible Net Worth as of April 30, 2000 less $1,700,000

              April 30, 2001                       Tangible Net Worth as of April 30, 2000 less $1,200,000

       With respect to the calculation of the Borrower's Tangible Net Worth as of April 30, 2000, the Borrower shall deliver to the Lender on or before June 15, 2000 in writing a calculation of the Borrower's Tangible Net Worth as of April 30, 2000 Certified by the Borrower's Chief Financial Officer and CPA firm.

              (c) Net Profit After Taxes. For each quarter, beginning with the quarter ending on January 31, 2001, generate a net profit after taxes.

              (d) Accounts Receivable. Beginning October 1, 2000, and continuing at all times thereafter, achieve total Accounts Receivable (short term and long term) of at least $50,000,000. If the Borrower fails to comply with this financial covenant, the Borrower shall immediately deposit into the Cash Collateral Account an amount sufficient to equal 110% of the L/C Exposure.

       SECTION 7. NEGATIVE COVENANTS

       The Borrower agrees that, until all of the Obligations have been paid in full and there exists no contingent or non-contingent commitment by the Lender which could give rise to any Obligations, the Borrower shall not, directly or indirectly:

       7.1    Financial Condition Covenants (moved to Subsection 6.22).

       7.2 Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, or permit any of its Subsidiaries to create, incur, assume or suffer to exist any Indebtedness, except for:


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                                                    -------------- -------------
                                                    Initial        Initial

              (a) Indebtedness of the Borrower or any of its Subsidiaries under this Agreement and the other Credit Documents; and

              (b) current Indebtedness of the Borrower and its Subsidiaries in connection with trade accounts payable incurred in the ordinary course of business (including payment obligations under Operating Leases of the Borrower and its Subsidiaries which the Lender acknowledges the Borrower enters into in connection with its business).

       7.3 Limitation on Liens. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

              (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or the Subsidiary, as the case may be, in conformity with GAAP and that no notice of lien with respect thereto is filed in any recording office;

              (b) landlords', carriers', warehousemen's, mechanics', materialmen's, repairmen's, or other like Liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith by appropriate proceedings in a manner which will not jeopardize or diminish in any material respect any interest of the Lender;

              (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements; and

              (d) Liens in favor of the Lender created pursuant to the Credit Documents;

       7.4 Limitation on Negative Pledge Clauses. Enter into, or permit any of its Subsidiaries to enter into, any covenant or other agreement with or for the benefit of any other Person, other than pursuant to this Agreement or the other Credit Documents, which prohibits or limits the right, power, authority or ability of the Borrower or the Subsidiary to create, incur, assume or suffer to exist any security interest or other Lien upon any of its assets, whether now owned or hereafter acquired.

       7.5 Limitation on Contingent Obligations. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Contingent Obligation except for:

              (a) Contingent Obligations arising in connection with Letters of Credit or otherwise arising under or in connection with the Credit Documents; and


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


              (b) Contingent Obligations in the nature of performance bonds and performance guaranties arising in the ordinary course of business.

       7.6 Limitations on Fundamental Changes. Enter into, or permit any of its Subsidiaries to enter into, any merger, consolidation, amalgamation or share exchange, or, suffer or permit any business, assets, operations or books and records of the Borrower or any of its Subsidiaries to be merged, consolidated or commingled with any business, assets, operations or books and records of any other Person, or make any material change in the present method of conducting business.

       7.7 Limitation on Acquisitions. Purchase or otherwise acquire, or permit any of its Subsidiaries to purchase or otherwise acquire, any assets of any other Person.

       7.8 Limitation on Sale of Assets. Convey, sell, assign, transfer, lease or otherwise dispose of, or permit any of its Subsidiaries to convey, sell, assign, transfer, lease or otherwise dispose of, any of the Collateral or any of its assets, whether now owned or hereafter acquired, except:

              (a) obsolete or worn-out equipment or inventory disposed of in the ordinary course of business; and

              (b)    the sale of inventory in the ordinary course of business.

       7.9 Limitation on Restricted Payments. Make or commit to make, or permit any of its Subsidiaries to make or commit to make, any Restricted Payments except:

              (a)    payments to the Borrower by any Subsidiary of the Borrower;

              (b) payments of compensation, stock options, bonuses, insurance, fringe benefits and reimbursement of expenses to employees of the Borrower in the ordinary course of business;

              (c) payments of dividends in the form of capital stock of the Borrower by the Borrower to stockholders of the Borrower;

              (d) payments made by the Borrower to repurchase securities of the Borrower, to the extent that such payments are made with proceeds of a public offering of securities of the Borrower.

       7.10 Limitation on Transactions with Affiliates. Except as permitted by other provisions of this Agreement, enter into, or permit any of its Subsidiaries to enter into, any transaction with any Affiliate except for transactions with Affiliates entered into in the ordinary course of business on terms no less favorable than would apply in a comparable arm's-length transaction with a Person that is not an Affiliate.


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


       7.11 Limitation on Subsidiaries. Form or acquire, or permit any of its Subsidiaries to form or acquire, any Subsidiary.

       7.12 Limitation on Investments, Loans and Advances. Purchase any Investment or make any advance, loan or extension of credit to any Person, or permit any of its Subsidiaries to purchase any Investment or make any advance, loan or extension of credit to any Person, except for:

              (a) extensions of trade credit in the ordinary course of business;

              (b) loans to CLCQ and/or Delta College so long as CLCQ and Delta College are Subsidiaries of the Borrower, which loans may not exceed $500,000 in the aggregate;

              (c)    Investments in Cash Equivalents; and

              (d)    other Investments approved by the Lender in writing.

       7.13 Limitation on Optional Payments and Modifications. (a) Make, or permit any of its Subsidiaries to make, any optional payment or prepayment on or redemption of any Indebtedness (other than Indebtedness pursuant to this Agreement), or (b) unless commercially reasonable to do so, amend, modify or change, or consent or agree to any amendment, modification or change to, any of the terms of any Indebtedness (other than any such amendment, modification or change which would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or extend the date for payment of interest thereon).

       7.14 Limitation on Sale and Leaseback. Enter into, or permit any of its Subsidiaries to enter into, any arrangement with any Person providing for the leasing by the Borrower or such Subsidiary of real or personal property which has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Subsidiary.

       7.15 Fiscal Year. Permit the fiscal year of the Borrower or any of its Subsidiaries to end on a day other than January 31.

       7.16 Places of Business. Change, or suffer or permit to be changed, the location of the Borrower Chief Executive Office or the location of the Borrower's books and records, or have or maintain, other than the Borrower Business Premises, any business, office or storage location unless the Lender shall have received 60 days prior written notice of the new location.

       7.17 Change of Name. Without giving the Lender at least 60 days prior written notice and executing and delivering to the Lender such financing statements and other documents as the Lender may reasonably require after receipt of such notice, change, or suffer or


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                                                    -------------- -------------
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


permit to be changed, the name of the Borrower or any of its Subsidiaries, or use any trade name, or permit any of its Subsidiaries to use any trade name, other than its true corporate name and "Advantec Institutes."

       7.18   ERISA.

              (a) With respect to any Retirement Plan, engage, or knowingly permit any "party in interest" (as defined in Section 3(14) of ERISA) or any "disqualified person" (as defined in Section 4975(e)(2) of the Code) to engage, in any "prohibited transaction" within the meaning of Section 4925 of the Code or Sections 406 through 408 of ERISA;

              (b) with respect to any Retirement Plan, knowingly incur, or permit any Subsidiary of the Borrower to knowingly incur, any "accumulated funding deficiency" under Section 302 of ERISA or Section 412 of the Code, whether or not waived;

              (c) terminate any Retirement Plan in a manner which could result in the imposition of a lien on any of its property pursuant to Section 4068 of ERISA; or

              (d) take any action which materially adversely affects the qualification of any Qualified Plan.

       7.19   Environmental.

              (a) Permit any Hazardous Substance to be present, manufactured, generated, produced, processed, used, handled, treated, stored or disposed of on any Obligor Use Property in violation of any applicable Environmental Law by the Borrower or any of its Subsidiaries or under circumstances as a result of which the Borrower or any of its Subsidiaries would be liable or financially responsible for damages or the cost of remediation or clean-up;

              (b) permit to occur any Hazardous Substance Contamination by the Borrower or any of its Subsidiaries or under circumstances as a result of which the Borrower or any of its Subsidiaries would be liable or financially responsible for damages or the cost of remediation or clean-up; or

              (c) permit any underground storage tanks to be installed on any Obligor Use Property by the Borrower or any of its Subsidiaries or under circumstances as a result of which the Borrower or any of its Subsidiaries would be liable or financially responsible for damages or the cost of removal, remediation or clean-up.

       7.20 Limitation on Inconsistent Agreements. Enter into, or permit any of its Subsidiaries to enter into, any agreement which is inconsistent with any obligations of the Borrower or any of its Subsidiaries under this Agreement or any of the other Credit Documents.

       7.21 Limitation on Capital Expenditures. For the fiscal year ending on January 31, 2001, permit Capital Expenditures to exceed $2,600,000.


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       SECTION 8. EVENTS OF DEFAULT

              Upon the occurrence of any of the following events:

              (a) The Borrower or any Other Obligor shall fail to pay when and as due, whether by demand, stated maturity, acceleration or otherwise, any of the Obligations, including, without limitation, principal and interest on the Note, L/C Reimbursement Obligations, fees or expenses; or

              (b) Any representation or warranty made or deemed made by the Borrower or any Other Obligor herein or in the other Credit Documents or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or any such other Credit Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

              (c) The Borrower or any Other Obligor shall fail to observe, perform or comply with any covenant or agreement contained in this Agreement or any of the other Credit Documents (other than as provided in (a) above), and, in the case of any failure of the Borrower or any Other Obligor to observe, perform or comply with any covenant or agreement to be observed, performed or complied with, other than as provided in Section 8(a), and except in the case of any failure of the Borrower or any Other Obligor to observe, perform or comply with any covenant or agreement to be observed, performed or complied with under Subsection 4.14(a)(Regulation U), 4.18(Use of Loan Proceeds), 6.3(a)(Type of Business), 6.6(Inspection), 6.8(d)(Reportable Event Under ERISA), 6.22(Financial Covenants), 7.4(Negative Pledge), 7.6 through 7.11, inclusive (Limitations on Corporate Transactions), or 7.13 through 7.18, inclusive (Additional Limitations on Corporate Transactions), or Subsection 2.3(b) and 2.3(d) of the Borrower Security Agreement, such failure shall continue for five Business Days following notice ; or

              (d) (i) This Agreement or any of the other Credit Documents shall be, or shall be held by a court of competent jurisdiction to be, invalid or unenforceable in any respect reasonably deemed material by the Lender, or
(ii) the security interests and other Liens created in favor of or for the benefit of the Lender shall cease to be enforceable in any respect deemed material by the Lender and of the same effect and priority purported to be created thereby; or

              (e) The Borrower or any Other Obligor shall revoke or terminate, or attempt to revoke or terminate, or notify the Lender of revocation or termination of, any continuing obligations or agreements of the Borrower or such Other Obligor relating in any way to this Agreement or any of the other Credit Documents; or

              (f) The Borrower, any of its Subsidiaries or any Other Obligor shall (i) default in any payment of any Indebtedness (other than Indebtedness referred to in paragraph (a) above) or in the payment of any Contingent Obligation deemed material by the Lender, beyond any period of grace but whether or not any required notice has been given, or (ii) default in the


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observance or performance of any other agreement or condition otherwise relating to any such Indebtedness or Contingent Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Contingent Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required and expiration of any applicable grace period, such Indebtedness to become due prior to its stated maturity or such Contingent Obligation to become payable; or

              (g) (i) The Borrower, any of its Subsidiaries or any Other Obligor shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any part of its assets, or the Borrower, any of its Subsidiaries or any Other Obligor shall make a general assignment for the benefit of its creditors, whether or not any court assumes jurisdiction thereof; or (ii) there shall be commenced against the Borrower, any of its Subsidiaries or any Other Obligor any case, proceeding or other action of a nature referred to in clause (i) above; or (iii) there shall be commenced against the Borrower, any of its Subsidiaries or any Other Obligor any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any part of its assets which results in the entry of an order for any such relief; or (iv) the Borrower, any of its Subsidiaries or any Other Obligor shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii) or (iii) above; or (v) the Borrower, any of its Subsidiaries or any Other Obligor shall be insolvent (as defined in Section 101(32) of the United States Bankruptcy Code, or any successor legislation), or generally not able to, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

              (h) Dissolution or liquidation of, or the entry of any unstayed judgment, order, award or decree for the dissolution or liquidation of, the Borrower or any Other Obligor; or

              (i) Injunction or restraint of the Borrower or any Other Obligor in any manner from conducting its business in whole or in part deemed material by the Lender in good faith; or

              (j) Any material assets of the Borrower or any Subsidiary of the Borrower shall be attached, levied upon, seized or repossessed; or

              (k) There shall occur any event or condition which the Lender determines has or will have a Material Adverse Effect, whether or not such event or condition otherwise constitutes an Event of Default; or


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              (l)    (i) The Borrower or any Commonly Controlled Entity shall,
or, in the judgment of the Lender exercised in good faith, is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan, or (ii) any other event or condition shall occur or exist, with respect to a Plan, and in each case in clauses (i) and (ii) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected, in the aggregate, to subject the Borrower or any Other Obligor to any tax, penalty or other liabilities deemed material by the Lender in good faith; or

              (m) One or more judgments or decrees shall be entered against the Borrower, any of its Subsidiaries or any Other Obligor involving in the aggregate liabilities (not paid or fully covered by insurance) equal to or exceeding One Hundred Thousand Dollars ($100,000.00) and all such judgments or decrees shall not have been vacated, discharged or stayed pending appeal; or

              (n) The Borrower, any of its Subsidiaries or any Other Obligor shall be convicted of an offense (other than traffic violations) punishable under any domestic or foreign criminal statute or law;

              (o)    There shall occur a Change of Control; or

              (p) The Borrower or any Borrower Institution, or any educational program of any thereof, is Disqualified,

then, and in any such event, (A) if such event is an Event of Default specified in paragraph (h) or in clause (i) or (ii) of paragraph (g) above automatically the Commitments shall immediately terminate and all of the Obligations (with accrued interest thereon) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) the Lender may by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) the Lender may, with or without notice to the Borrower, declare all of the Obligations (with accrued interest thereon) to be due and payable, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Agreement, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

       SECTION 9. MISCELLANEOUS

       9.1 Amendments and Waivers. Neither this Agreement, the Note or any other Credit Document, nor any terms hereof or thereof may be amended, modified, extended, renewed, supplemented or replaced except in accordance with the provisions of this Subsection. The Lender and the Borrower may from time to time enter into written amendments, modifications, extensions, renewals, supplements or replacements for the purpose of amending, modifying, extending, renewing, supplementing or replacing any provisions of this Agreement or the other Credit Documents or changing in any manner the rights of the parties hereunder or


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thereunder or waiving, on such terms and conditions as the Lender may specify in such instrument, any of the requirements of this Agreement or the other Credit Documents or any Default or Event of Default and its consequences. In the case of any waiver, the Borrower and the Lender shall be restored to their former positions and rights hereunder and under the Note, and any Default or Event of Default waived shall be deemed to be cured; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereupon.

       9.2 More Restrictive Provisions. If the Borrower enters into or becomes bound by any credit agreement, purchase agreement or other agreement, document or instrument (but not including any statutory requirement or any requirement imposed by regulatory authorities), or any amendment, modification, supplement or restatement thereof, which requires the Borrower to comply with any financial covenants which are in addition to or more restrictive (the "Additional/More Restrictive Provisions") than the covenants contained in
Section 7, this Agreement shall be deemed to be automatically and immediately amended to include such Additional/More Restrictive Provisions. If such credit agreement, purchase agreement or other agreement or document which contains the Additional/More Restrictive Provisions, or the Additional/More Restrictive Provisions, are terminated and of no further force or effect, then any amendment of this Agreement effected as a result of the provisions of this Subsection 9.2 shall be of no further force or effect and this Agreement shall be deemed to be automatically and immediately amended to conform to the terms of this Agreement prior to the amendment of this Agreement effected pursuant to this Subsection
9.2 as a result of such Additional/More Restrictive Provisions. If, after an amendment of this Agreement effected pursuant to this Subsection 9.2 as a result of Additional/More Restrictive Provisions, such Additional/More Restrictive Provisions shall be amended or modified and the result of such amendment or modification is to cause some or all of such Additional/More Restrictive Provisions to be more restrictive or less restrictive, but in any event more restrictive than the financial covenants contained in Section 7 prior to such amendment of this Agreement, then this Agreement shall be deemed to be automatically and immediately amended to conform to such Additional/More Restrictive Provisions, as so amended or modified. Upon request of the Lender at any time or from time to time, the Borrower shall promptly execute and deliver to the Lender such amendments of this Agreement, and such other agreements, instruments and documents, as the Lender may request to further memorialize amendments of this Agreement pursuant to this Subsection 9.2.

       9.3 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission), and, shall be deemed to have been given when hand delivered to the party to whom directed, or, if transmitted by facsimile transmission or by mail whether or not registered or certified, when transmitted by facsimile transmission or deposited in the mail postage prepaid, respectively, addressed as follows (or to such other address as may be hereafter notified by the respective parties hereto and any future holder of the Note):


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


       The Borrower:               10021 Balls Ford Road
                                   Manassas, Virginia 20109
                                   Attention: Mark Nasser, Vice President
                                   and Chief Financial Officer
                                   Fax: (703) 352-4558

       with a copy to:             Shaw Pittman
                                   1675 International Drive
                                   McLean, Virginia 22102
                                   Attention: Jack L. Lewis, Esquire
                                   Fax: (703) 790-7901

       The Lender:                 First Union National Bank
                                   1970 Chain Bridge Road
                                   7th Floor South - VA 1954
                                   McLean, Virginia  22102
                                   Attention: J. David Linthicum, Vice President
                                   Fax: (703) 760-5549

       with a copy to:             Piper Marbury Rudnick & Wolfe LLP
                                   6225 Smith Avenue
                                   Baltimore, Maryland 21209-3600
                                   Attention: David S. Musgrave, Esquire
                                   Fax: (410) 580-3222

provided that any notice, request or demand to or upon the Lender pursuant to Subsections 2.3, 2.7, 2.10, and 2.11 shall not be effective until received. No failure of any party hereto to provide a copy of any notice, request or demand to Shaw Pittman or Piper Marbury Rudnick & Wolfe LLP as provided above shall impair in any way the effectiveness of any such notice, request or demand.

       9.4 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Lender, any right, remedy, power or privilege hereunder or under the Credit Documents, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided or provided in the other Credit Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

       9.5 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Credit Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Note.


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       9.6    Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Lender for all of its costs and expenses incurred in connection with the development, preparation and execution of, and any administration, amendment, modification, extension, renewal, supplement or replacement of, this Agreement, the other Credit Documents and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the fees and disbursements of counsel to the Lender, (b) to pay or reimburse the Lender for all of its costs and expenses incurred in connection with the legal interpretation, enforcement or preservation of any rights under this Agreement, the other Credit Documents and any such other documents, including, without limitation, the fees and disbursements of counsel to the Lender, (c) to pay, indemnify and hold the Lender harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, modification, extension, renewal, supplement or replacement of, or any waiver or consent under or in respect of, this Agreement, the other Credit Documents and any such other documents, and (d) to pay, indemnify and hold the Lender harmless from, any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Credit Documents and any such other documents (all of the foregoing, collectively, the "indemnified liabilities"); provided that the Borrower shall have no obligation hereunder to the Lender with respect to indemnified liabilities arising from (i) the gross negligence or willful misconduct of the Lender, or (ii) legal proceedings commenced against the Lender by any security holder or creditor thereof arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such. The agreements in this Subsection shall survive the termination of this Agreement and payment of the Note for a period of 2 years. The Borrower authorizes the Lender to debit from the Operating Account all such payments or reimbursements which the Borrower is required to make under this Subsection 9.6.

       9.7 Further Assurances, Power of Attorney. The Borrower agrees promptly to do, make, execute and deliver all such additional and further acts, things, deeds, assurances, instruments and documents as the Lender may reasonably request to vest in and assure to the Lender its rights under this Agreement or any of the other Credit Documents. Borrower hereby appoints Lender and its designees as attorney-in-fact of Borrower, irrevocably and with power of substitution, with authority to execute and deliver from time to time, in the name and stead of the Borrower, all documents which Borrower is required to, but has failed or refused to, execute and deliver to Lender pursuant to this Agreement or any of the Credit Documents, and with authority to take all of the actions from time to time on behalf of the Borrower, and in the name and stead of the Borrower, which Lender is authorized to take under this Agreement and the Credit Documents or which Lender in its good faith discretion deems necessary or advisable to cause Borrower to be in compliance with any of the terms of this Agreement or any of the Credit Documents or to carry out and enforce this Agreement and the Credit Documents. The attorney or designee shall not be liable for any acts of commission or omission nor for any error of judgment or mistake of fact or law which does not arise from its gross negligence or willful


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misconduct. This power of attorney is coupled with an interest and is irrevocable so long as any of the Obligations remain unpaid or unperformed or there exists any commitment by the Lender which could give rise to any Obligations.

       9.8 Unenforceability. If any term, provision or condition, or any part thereof, of this Agreement or any of the other Credit Documents shall for any reason be found or held invalid or unenforceable by any court or Governmental Authority, such invalidity or unenforceability shall not affect the remainder of such term, provision or condition, nor any other term, provision or condition, and this Agreement and the other Credit Documents shall survive and be construed as if such invalid or unenforceable term, provision or condition had not been contained herein or therein; provided, however, that if any rate of interest provided under this Agreement or any of the other Credit Documents does or shall exceed the maximum interest rate permitted by law, then such rate of interest shall immediately be deemed to be reduced to such maximum rate and all previous payments of interest in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not of interest.

       9.9 Indemnification Concerning Fees. The Borrower agrees to indemnify, protect and defend the Lender, and save the Lender harmless, from and against any and all claims, demands, damages, losses, liabilities, obligations, penalties, litigation, judgments, suits, actions, proceedings, costs and expenses (including, without limitation, counsel fees and expenses) of any kind or nature whatsoever which may at any time be imposed upon, paid or incurred by or asserted or awarded against the Lender relating to, resulting from or arising out of any broker's or finder's fee or commission which the Lender did not directly contract to pay.

       9.10 Waiver of Trial by Jury. Each of the Borrower and the Lender agrees that any action, suit or proceeding involving any claim, counterclaim or cross-claim arising out of or in any way relating, directly or indirectly, to this Agreement or any of the other Credit Documents, or any liabilities, rights or interests of the Borrower, the Lender or any other Person arising out of or in any way relating, directly or indirectly, to any of the foregoing, shall be tried by a court and not by a jury. Each of the Borrower and the Lender hereby waives any right to trial by jury in any such action, suit or proceeding, with the understanding and agreement that this waiver constitutes a waiver of trial by jury of all claims, counterclaims and cross-claims against all parties to such actions, suits or proceedings, including claims, counterclaims and cross-claims against parties who are not parties to this Agreement or the other Credit Documents. This waiver is knowingly, willingly and voluntarily made by each of the parties hereto, and each of the parties hereto acknowledges and agrees that this waiver of trial by jury is a material aspect of the agreements among them and that no representations of fact or opinion have been made by any Person to induce this waiver of trial by jury or to modify, limit or nullify its effect.

       9.11 Additional Waivers. The Borrower hereby waives, to the extent the same may be waived under applicable law: (a) notice of acceptance of this Agreement or any of the other Credit Documents by any other party hereto; and
(b) all claims and causes of action of the Borrower against the Lender for punitive, exemplary, consequential, special or other indirect or non-compensatory damages.


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       9.12   Successors and Assigns: Transfers of Interests.

              (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lender, all future holders of the Note and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Lender.

              (b) The Lender may at any time, in its discretion, assign, transfer or pledge to any Person, or grant to any Person a security interest in, this Agreement, any of the other Credit Documents or any of its rights hereunder or thereunder. In addition, the Lender may sell, in such amounts, upon such terms and to such Persons as the Lender may determine, participation in its interests under this Agreement or any of the other Credit Documents. In the case of each such assignment, transfer, pledge, grant or sale (i) the Lender may from time to time provide to the assignee, transferee, pledgee, secured party or participant, any information and documents (or copies thereof) relating to this Agreement and the other Credit Documents and related transactions, and relating to the business, assets, operations, business prospects or financial condition of the Borrower, Subsidiaries of the Borrower and Other Obligors, and (ii) subject to Requirements of Law, the Lender agrees to continue to administer this Agreement and the other Credit Documents subject to compensation of the Lender by such assignees, transferees, pledgees, secured parties or participants.

       9.13 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

       9.14 Governing Law. This Agreement, the Note and the other Credit Documents, and the rights and obligations of the parties hereunder and thereunder, shall be governed by and construed and interpreted in accordance with the internal laws of the Commonwealth of Virginia, exclusive of principles of conflicts of laws.

       9.15 Submission To Jurisdiction. The Borrower hereby irrevocably and unconditionally:

              (a) submits for itself and its property in any legal action or proceeding relating to this Agreement or any of the other Credit Documents, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the United States District Court for the Eastern District of Virginia or the Circuit Court of Fairfax County, Virginia;

              (b) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;


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              (c)    agrees that service of process in any such action or
proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Subsection 9.3 or at such other address of which the Lender shall have been notified pursuant thereto; and

              (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

       9.16 Release. The Borrower releases and forever waives and relinquishes all claims, demands, obligations, liabilities and causes of action of whatsoever kind or nature, whether known or unknown, which it has, may have, or might have or assert now or in the future against the Lender and its directors, officers, employees, attorneys, agents, successors, predecessors and assigns and any Affiliates, Subsidiaries or related entities of the Lender and their directors, officers, employees, attorneys, agents, successors, predecessors and assigns, directly or indirectly, arising out of, based upon, or in any manner connected with any transaction, event, circumstance, action, failure to act, or occurrence of any sort or type, whether known or unknown, which occurred, existed, was taken, permitted, or begun before the execution of this Agreement.

       9.17 Consent to Relief from Stay. The Borrower acknowledges and agrees that if the Collateral or any part thereof shall ever become the subject of any bankruptcy or insolvency estate, then the Lender shall immediately become entitled, among other relief to which the Lender may be entitled, to obtain upon ex parte application therefor and without further notice of action of any kind,
(i) an order from the court prohibiting the use by the trustee in bankruptcy or by the Borrower as debtor in possession of the Lender's "cash collateral" (as such term is defined in Section 363 of the Bankruptcy Code) in connection with the Loan, and (ii) an order from the Court granting immediate relief from the automatic stay pursuant to Section 362 of the Bankruptcy Code so as to permit the Lender to exercise all of its rights and remedies hereunder, under the other Loan Documents and at law and in equity, and the Borrower further acknowledges and agrees that the occurrence or existence of any Event of Default under this Agreement shall, in and of itself, constitute "cause" for relief from the automatic stay pursuant to the provisions of Section 362(d)(1) of the Bankruptcy Code.

       9.18 Other Bankruptcy Relief. The Borrower acknowledges and agrees that in the event of the filing of any voluntary or involuntary petition in bankruptcy by or against the Borrower, the Borrower shall not assert or request any other party to assert that the automatic stay provided by Section 362 of the Bankruptcy Code shall operate or be interpreted to stay, interdict, condition, reduce, or inhibit the ability of the Lender to enforce any rights it has by virtue of this Agreement or the other Loan Documents, or any other rights the Lender has, whether now or hereafter acquired, against any person or entity which is not a debtor in such bankruptcy proceedings or against any property owned by any such non-debtor; and further that, in the event of the filing of any voluntary or involuntary petition in bankruptcy by or against the Borrower, the Borrower shall not seek a supplemental stay or any other relief, whether injunctive or otherwise, pursuant to Section 105 of the Bankruptcy Code or any other provision of the

                                                    -------------- -------------
                                                    Initial        Initial

Bankruptcy Code, to stay, interdict, condition, reduce, or inhibit the ability of the Lender to enforce any rights it has by virtue of this Agreement or the other Loan Documents, or at law or in equity, or any other rights the Lender has, whether now or hereafter acquired, against any person or entity which is not a debtor in such bankruptcy proceedings, or against any property owned by any such non-debtor.

       9.19 Waiver by Lender. Subject to compliance with each and every closing condition set forth in Section 5, the Lender waives (as to (a), (b) and (c), such waiver shall be a point-in-time waiver) the Borrower's failure to comply with:

              (a) the Fixed Charge Coverage Ratio covenant for the fiscal year ending January 31, 2000;

              (b) the Leverage Ratio covenant for the quarter ending January 31, 2000;

              (c) the Minimum Tangible Net Worth covenant for the quarter ending January 31, 2000;

              (d) the requirement to reduce the amounts of the Letters of Credit to $3,500,000 by March 1, 2000;

              (e) the requirement to deliver the RICs to the Lender by no later than February 29, 2000;

              (f) the requirement to obtain approval of its business plan by its Board of Directors by no later than March 27, 2000;

              (g) the requirement to deliver the final 10-K to the Lender within 100 days of its fiscal year end.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed under seal and delivered by their proper and duly authorized officers as of the day and year first above written.

ATTEST/WITNESS:                          COMPUTER LEARNING CENTERS, INC.

                                           By:   /s/ John L. Corse                      (SEAL)
-------------------------------                  ---------------------------------------
                                                John L. Corse, President and Chief
                                                 Executive Officer

                                         FIRST UNION NATIONAL BANK

                                           By:   /s/ J. David Linthicum                 (SEAL)
-------------------------------                  ---------------------------------------
                                                J. David Linthicum, Vice President



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


                                                                      Schedule I
                                                             to Credit Agreement

                           BORROWER BUSINESS PREMISES

222 South Harbor Boulevard
Anaheim, CA 92805

3580 Wilshire Boulevard
Suite 100
Los Angeles, CA 90010

667 Mission Street
San Francisco, CA 94105

111 North Market Street
Suite 105
San Jose, CA 95113

2359 Windy Hill Road #280
Marietta, GA 30076

200 South Michigan Avenue
Chicago, IL 60604

920 East Algonquin Road, #110
Schaumberg, IL 60173

312 Marshall Avenue
Laurel, MD 20707

211 South Plain Street
Lowell, MA 01852

5 Middlesex Avenue
Somerville, MA 02145

32500 Concord Drive
Madison Heights, MI 48071

The Plaza
2290 Corporate Circle, Suite 100
Henderson, NV 89014


                                     - 62 -

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


2 Executive Campus #200
Cherry Hill, NJ 08002

160 East Route 4
Paramus, NJ 07652

50 Cragwood Road
1st Floor
South Plainfield, NJ 07080

3031-A Walton Road
Suite 301
Norristown, PA 19401

3600 Market Street
Philadelphia, PA 19104

Appletree Corporate Center
2180 Hornig Road, Building A
Philadelphia, PA 19116

777 Penn Center Boulevard
3rd Floor
Pittsburgh, PA 15235

One Plymouth Meeting
Suite 300
Plymouth Meeting, PA 19462

1500 Eastgate Drive
Suite 200
Garland, TX 75041

3030 South Gessner
Suite 150
Houston, TX 77063

301 NE Loop 820
Hurst, TX 76053



                                     - 63 -

                                                    -------------- -------------
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


6295 Edsall Road
Suite 210
Alexandria, VA 22312

5675 Jimmy Carter Boulevard
Suite 100
Norcross, Georgia  30071

7005 Boulevard Taschereau
Suite 300
Brossard, Quebec  J4Z 1A7

Carrefour Laval
2525, Boul, Daniel-Johnson
Suite 610
Laval, Quebec  H7T 1S9

416 Boulevard De Maisonneuve Quest
Bureau 700
Montreal, Quebec  H3A 1L2

10021 Balls Ford Road
Manassas, Virginia 20109



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


                                                                    Schedule 4.6
                                                             to Credit Agreement

ITEM 3.  LEGAL PROCEEDINGS

     Active Litigation

     On May 5, 1998, a class action lawsuit was filed against CLC in the Superior Court of New Jersey in Bergen County, New Jersey. The complaint alleges, among other things, that CLC Learning Centers in New Jersey failed to provide certain educational services and resources, misrepresented certain information respecting services, resources, occupational opportunities and student outcomes and violated certain provisions of the New Jersey Consumer Fraud Act. On November 19, 1999, the Court certified a class consisting of all persons who, during the six years immediately preceding the commencement of this action, had enrolled in a course or courses of study, education or training provided by CLC at CLC's New Jersey locations for which they incurred tuition expenses. On December 6, 1999, CLC filed a motion with the Appellate Division of the Superior Court of New Jersey to appeal the November 19, 1999 decision to certify a class. On January 19, 2000, that motion was denied. CLC is unable to estimate the outcome of the matter or any potential liability.

     On July 9, 1999, a class action lawsuit was filed against CLC in the Court of Common Pleas in Philadelphia County, Pennsylvania, on behalf of all students who attended the Learning Center located on Market Street in Philadelphia within six years of July 9, 1999, who have not obtained employment in a computer-related job through our placement services. On August 2, 1999, the case was removed to the United States District Court for the Eastern District of Pennsylvania. On October 12, 1999, the United States District Court for the Eastern District of Pennsylvania remanded the case to the Court of Common Pleas in Philadelphia County, Pennsylvania. The complaint alleges, among other things, that this Learning Center failed to provide certain educational services and resources, misrepresented certain information respecting services, resources, occupational opportunities and student outcomes, and violated certain provisions of the Pennsylvania Unfair Trade Practices and Consumer Protection Law. CLC is unable to estimate the outcome of the matter or any potential liability.

     Between June 1, 1998 and October 31, 1999, CLC was named as defendant in three other lawsuits in Texas and New Jersey by individual students or groups of students who formerly attended one of CLC's Learning Centers. In two of these lawsuits, various present and former officers, directors and employees of CLC have also been named as defendants. The complaints allege, among other things, that CLC's affected Learning Centers failed to provide plaintiffs with certain educational services and resources and misrepresented certain information respecting services, resources, and student outcomes and violated certain provisions of the applicable state consumer laws. CLC is unable to estimate the outcome of these matters or any potential liability.

     In addition to the lawsuits discussed above, CLC is a defendant in a number of civil lawsuits involving current and former employees, which we consider incidental to our business and unlikely to have a material effect on our future operations. However, there can be no assurance that these matters will not have a material adverse effect on CLC's results of operations in a future period, depending in part on the results for such period.



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


     CLC intends to defend itself vigorously in the lawsuits referred to above; however, there can be no assurance that CLC will be successful in defending itself in any of these proceedings. Even if CLC prevails on the merits in such litigation, CLC expects to incur significant legal and other defense costs as a result of such proceedings. These proceedings could involve substantial diversion of the time of some members of management, and an adverse determination in, or settlement of, such litigation could involve the payment of significant amounts, or could include terms in addition to such payments, which could have a severe impact on CLC's business, financial condition and results of operations.

     There can be no assurance that additional legal proceedings will not be filed or that adverse action will not be initiated against CLC, either by federal or state regulators, or other parties. Any such legal proceedings or adverse action could have a severe impact on our business, financial condition and results of operations.

     Settled Litigation

     During fiscal year 1999 and 2000, CLC was named as defendant in five other lawsuits in California, Michigan, Texas and Virginia by individual students or groups of students who formerly attended one of its Learning Centers. The complaints allege, among other things, that CLC's affected Learning Centers failed to provide plaintiffs with certain educational services and resources and misrepresented certain information respecting services, resources, and student outcomes and violated certain provisions of the applicable state consumer laws. During the course of fiscal 2000, these cases were settled resulting in payments to the former students of immaterial amounts. Settlement expenses are combined with legal fees and included within general and administrative expenses in the consolidated financial statements.

     In addition to the student lawsuits, the Attorney General of Illinois filed a complaint against CLC in Circuit Court in Cook County, Illinois, on March 10, 1998, asserting that CLC had violated the Illinois Private Business and Vocational Schools Act and the Illinois Consumer Fraud and Deceptive Business Practices Act (the "Acts") at its Schaumburg, Illinois Learning Center. The complaint alleged that at the Schaumburg Learning Center, CLC failed to provide certain educational services and resources and misrepresented certain information respecting services, resources, occupational opportunities and student outcomes. On June 8, 1998, CLC reached an agreement with the Attorney General settling the litigation in the form of a final judgment and Consent Decree approved by the court ("Consent Decree"). The settlement includes payment of a voluntary contribution of $90,000 to the Attorney General's consumer education fund, a provision annually for a four year period of $95,000 worth of computer hardware and software to schools, programs, community sites and other non-profit and public institutions in the Chicago area designated by the Attorney General, and $10,000 worth of training in computer skills annually at CLC's Schaumburg or Chicago Learning Centers for teachers and other community based personnel to enable them to make effective use of the computer equipment. CLC also agreed to take certain measures to assure compliance with state regulatory requirements, and to establish an ombudsman program and binding arbitration for the resolution of certain student complaints. CLC has implemented the measures called for under the first and second years of the Consent Decree. Failure by CLC to continue to comply with the terms of the Consent Decree could result in adverse action against the Learning Centers located in Illinois, including suspension or termination of our licenses to operate within Illinois and other sanctions. The loss of operating authority in Illinois could have a material adverse effect on CLC.



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


                                                                   Schedule 4.11
                                                             to Credit Agreement

                              ENVIRONMENTAL MATTERS

                                      NONE













                                     - 67 -

                                                    -------------- -------------
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


                                                                    Schedule 7.3
                                                             to Credit Agreement

                                 PERMITTED LIENS

                                      NONE















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


                                                                       EXHIBIT A
                                                             to Credit Agreement

                           OFFICER DEFAULT CERTIFICATE

       I, MARK M. NASSER, pursuant to the Amended and Restated Credit Agreement (the "Credit Agreement") dated December 23, 1999, between COMPUTER LEARNING CENTERS, INC., a Delaware corporation ("Borrower"), and FIRST UNION NATIONAL BANK, as successor-by-merger to CORESTATES BANK, N.A. ("Lender"), hereby certify to Lender that:

       1.     I am the chief financial officer of Borrower.

       2. I have conducted a diligent inquiry concerning whether, as of ____________________ _____, there existed any Default (as defined in the Credit Agreement) or any Event of Default (as defined in the Credit Agreement).

       3. Based upon such inquiry, to my actual knowledge and belief, as of such date, [there existed no Default (as defined in the Credit Agreement) or Event of Default (as defined in the Credit Agreement).] [the following Default[s] (as defined in the Credit Agreement) and Event[s] of Default (as defined in the Credit Agreement) existed and the relevant facts with respect thereto are as follows:]

       WITNESS my signature of this ______ day of ___________________, _____.



                                         ----------------------------
                                         Name:
                                         Title:



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


                                                                       EXHIBIT B
                                                             to Credit Agreement

                     OFFICER FINANCIAL COVENANT CERTIFICATE

       I, MARK M. NASSER, pursuant to the Second Amended and Restated Credit Agreement (the "Credit Agreement") dated May 15, 2000, between COMPUTER LEARNING CENTERS, INC., a Delaware corporation ("Borrower"), and FIRST UNION NATIONAL BANK, successor-by-merger to CORESTATES BANK, N.A. ("Lender"), hereby certify to Lender, that:

       1. I am the chief financial officer of Borrower.

       2. As of __________________, ____ (all capitalized terms used hereinafter without definition having the meanings assigned to such terms in the Credit Agreement):

       (a) TANGIBLE NET WORTH FOR Q_____ EQUALED                                       $ ___________
                                                                 Q ____            Q ____            Q ____           Q ____

             (i)     Total Assets                                $______           $______           $______          $______

             (ii)    Less Intangible Assets                      ($______)         ($______)         ($______)        ($______)

             (iii)   Equals Tangible Assets                      $______           $______           $______          $______

             (iv)    Total Liabilities                           $______           $______           $______          $______

             (iv)    Tangible Net Worth                          $______           $______           $______          $______

       (b) FIXED CHARGE COVERAGE RATIO FOR 12 MONTH ROLLING PERIOD EQUALED ________ TO 1.00
                                                        Q ____      Q ____         Q ____            Q ____           12 Mo. Rolling
             (i)     Net Income before tax
                     for the quarterly periods ended    $______     $______        $______           $______          $________

             (ii)    Depreciation, amortization         $______     $______        $______           $______          $________

             (iii)   Other non-cash charges deducted
                     in determining such net income     $______     $______        $______           $______          $________

             (iv)    Interest Expense for period        $______     $______        $______           $______          $________



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


             (v)     Payments under Operating Leases
                     during the periods then ended      $______     $______        $______           $______          $________

             (vi)    Less 50% of Capital Expenditures
                     during the periods then ended      ($______)   ($______)      ($______)         ($______)        ($________)

             (vii)   ADJUSTED NET INCOME (NUMERATOR)    $______     $______        $______           $______          $________

             (viii)  Payments under Operating Leases
                     during the periods then ended      $______     $______        $______           $______          $________

             (ix)    Interest Expense for period        $______     $______        $______           $______          $________

             (x)     Current portion of Long-Term
                     Debt for then ended periods        $______     $______        $______           $______          $________

             (xi)    FIXED CHARGES (DENOMINATOR)        $______     $______        $______           $______          $________


       WITNESS my signature of this ______ day of ____________________, _____


                                                ----------------------------
                                                Name:
                                                Title:



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


                                                                       EXHIBIT C
                                                             to Credit Agreement
                             Sweep Plus Loan and Investment Services Description
                               Sweep Plus Loan and Investment Services Agreement














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


                                                                       EXHIBIT D
                                                             to Credit Agreement

                              BORROWING CERTIFICATE

This Certificate is made pursuant to Subsection 5.1(d) of the Second Amended and Restated Credit Agreement of even date herewith (the "Credit Agreement") between COMPUTER LEARNING CENTERS, INC., a Delaware corporation (the "Borrower"), and FIRST UNION NATIONAL BANK, as successor-by-merger to CORESTATES BANK, N.A. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement. The undersigned hereby certifies that, to his actual knowledge and belief:

              1. The representations and warranties of the Borrower set forth in the Credit Agreement and the other Credit Documents, or which are contained in any certificate, document or financial or other statement furnished pursuant to or in connection with the Credit Agreement, are true and complete in all material respects on and as of the date hereof;

              2. There are no bankruptcy, insolvency, reorganization, liquidation or dissolution proceedings pending or, to my knowledge, threatened against the Borrower, nor has any other event occurred affecting or threatening the existence of the Borrower; and

              3. As of the date of this Agreement, no Default or Event of Default exists.

              IN WITNESS WHEREOF, the undersigned has hereunto set his name as of the _____ day of __________________, _________.



                                           -----------------------------------
                                           Name:  Mark M. Nasser
                                           Title: Vice President and Chief
                                                  Financial Officer





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


COMMONWEALTH OF VIRGINIA
COUNTY OF MANASSAS

            I HEREBY CERTIFY that on this 15th day of May, 2000, before me, the undersigned, a Notary Public of said State, personally appeared Mark M. Nasser, who acknowledged himself to be the Vice President and Chief Financial Officer of Computer Learning Centers, Inc., and that he, as such, being authorized so to do, executed the foregoing instrument on behalf of the said Computer Learning Centers, Inc., for the purposes therein contained.

                     WITNESS my hand and Notarial Seal.

                                            ---------------------------------
                                                      Notary Public


     My Commission expires:


----------------------








                                     - 74 -

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


                                                                       EXHIBIT G
                                                             to Credit Agreement

                                   PROJECTIONS

                                                    -------------- -------------
                                                    Initial        Initial

                                                                       EXHIBIT F
                                                             to Credit Agreement

                               CLCQ CAPITAL STOCK

Class                            Shareholder                    Shares
-----                            -----------                    ------
Common Shares                    Borrower                       100

Dividend Access Shares           Borrower                       512,551

Dividend Access Shares           Marie-Josee Matte              7,229

Dividend Access Shares           Dolmen (1994) Inc.             28,628







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


                                                                       EXHIBIT G
                                                             to Credit Agreement

                         NOTICE OF COLLATERAL ASSIGNMENT
                               OF DEPOSIT ACCOUNTS


May 15, 2000


SunTrust Bank FKA Crestar Bank ("Bank")
5701 Duke Street
Alexandria, VA 22304
            Attn: Ms. Person

                        Re: Computer Learning Centers, Inc. ("Borrower")

Ladies and Gentlemen:

The Borrower named above has obtained or may hereafter obtain certain loans and other financial accommodations from First Union National Bank (the "Lender") under a certain Second Amended and Restated Credit Agreement dated as of May 15, 2000 (as amended from time to time, the "Loan Agreement"), which sets forth the terms and conditions of a credit facility for advances under a line of credit for working capital, and for the issuance of letters of credit for the account of the Borrower. The extensions of credit made pursuant to the Loan Agreement are secured in part by the cash proceeds of collateral described in a Second Amended and Restated Security Agreement ("Security Agreement"), which cash proceeds have been deposited into the Borrower's accounts maintained with you, and by a certain Assignment of Deposit Accounts dated May 15, 2000 (as at any time amended, the "Assignment") pursuant to which the Borrower has assigned and granted to the Lender a security interest in all deposit accounts now or hereafter maintained with you, including but not limited to account number(s) ________________ , _____________ , and ______________ (collectively, the
"Deposit Accounts"). Copies of the Assignment and the Security Agreement are enclosed herewith.

            Lender hereby notifies you of such assignment and security interest in the Deposit Accounts.

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


This letter of notification shall continue in full force and effect until terminated in writing by a duly authorized officer of the Lender. By its signature appearing below, Borrower hereby (I) irrevocably confirms that it has granted Lender its power of attorney with respect to all Deposit Accounts as set forth in the Assignment, (ii) instructs you to comply with any instructions of Lender which are promptly confirmed by it in writing, without any additional requirement for further endorsement, consent or instruction from the Borrower,
(iii) agrees to indemnify and save Bank harmless from and against any and all losses arising out of compliance by Bank with the instructions contained herein, and (iv) agrees to pay Bank's charges for maintenance of the Deposit Accounts and reasonable legal fees incurred by Bank in connection with the execution and delivery of this agreement.

If you have any questions or comments, please contact the undersigned at the address or telephone number appearing below.

Very truly yours,


FIRST UNION NATIONAL BANK ("Lender")

By:
    ----------------------------------------------
            J. David Linthicum, Vice President

Address:
            1970 Chain Bridge Road
            7th Floor South Tower,  Mail Stop VA-1954
            McLean, Virginia 22102-4099


Agreed to and accepted on May 15, 2000:

COMPUTER LEARNING CENTERS, INC. ("Borrower")

By:
    ----------------------------------------------
            John L. Corse, President

Address:
            10021 Balls Ford Road
            Manassas, Virginia 20109

                                                    -------------- -------------
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


SunTrust Bank FKA Crestar Bank ("Bank"), the depository institution referenced above, hereby acknowledges that it is presently holding the Depository Account(s) identified above. Bank acknowledges notice of Lender's interest in the Deposit Account(s) and Lender's power of attorney with respect thereto, and agrees to accept instructions from Lender with respect to the Deposit Account(s), so long as such are confirmed promptly in writing from Lender, without requiring further instruction, consent, or endorsement form Borrower.

Bank confirms that it has not received any prior notice of any other right or claim to any Deposit Account.

SUNTRUST BANK FKA CRESTAR BANK ("Bank")

By:
   ------------------------------------

Title:
      ---------------------------------

Address:
            5701 Duke Street
            Alexandria, Virginia  22304

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


                                                                       EXHIBIT H
                                                             to Credit Agreement

                           BORROWING BASE CERTIFICATE

                                                    -------------- -------------
                                                    Initial        Initial